Exhibit (a)(1)(A)

ACTIVE POWER, INC.

OFFER TO EXCHANGE CERTAIN OPTIONS FOR NEW OPTIONS

This document constitutes part of a prospectus covering securities that have been registered under the Securities Act of 1933, as amended.

JULY 16, 2009

ACTIVE POWER, INC.

Offer to Exchange Certain Options for New Options

This offer and withdrawal rights will expire at

5:00 p.m., Central Time, on August 13, 2009, unless we extend the expiration.

By this Offer to Exchange Certain Options for New Options (the “Offer to Exchange”), we are giving all eligible employees holding certain options to purchase shares of our common stock, whether vested or unvested, the opportunity to exchange those eligible options for a lesser number of new options (“new options”) to purchase shares of our common stock with a per share exercise price equal to the closing price of a share of the Company’s common stock on the new option grant date (we refer to this as the “offer”). Each eligible employee who has eligible options outstanding is being provided with a Personnel Summary (referred to as the “Personnel Summary”) setting forth his or her eligible options, the number of new options that would be granted in exchange for each cancelled eligible option, and other relevant information.

You are an “eligible employee” only if you are an employee of Active Power, Inc. or its subsidiaries (collectively referred to as “Active Power,” the “Company,” “we,” “our,” or “us”) at the commencement of this offer and remain an employee of Active Power through the new option grant date. However, members of our board of directors, named executive officers, and our employees with a title of vice president and above are not eligible employees and therefore may not participate in this offer.

An option to purchase common stock is eligible for this offer (“eligible option”) only to the extent that each of the following conditions is met:

•	The option is held by an eligible employee;

•	The option has an exercise price equal to or greater than $0.95 per share, which is the 52-week high of our per share stock price as of the start of this offer;

•	The option was granted on or before July 16, 2008;

•	The option remains outstanding and unexercised as of the expiration date, currently expected to be August 13, 2009.

Your election to exchange your eligible options for new options is entirely voluntary and may be withdrawn at anytime prior to the expiration date. The “expiration date” is currently expected be 5:00 pm, U.S. Central Time, on August 13, 2009, unless we extend the offer.

New Options

If you participate in this offer, each eligible option properly tendered pursuant to the offer will be exchanged on the date that this offer expires (currently expected to be August 13, 2009) and you will receive new options with an exercise price per share equal to the closing price of our common stock on the same day we cancel the eligible options that are exchanged pursuant to this offer (the “new option grant date”), which we expect to be August 13, 2009. You will receive a new option agreement promptly after the expiration of the offer. Each new option will be subject to the Company’s 2000 Stock Incentive Plan and a new option agreement between you and the Company.

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The new options will vest, subject to the eligible employee’s continued service with us, over a 3-year vesting schedule. The new option will vest as to 50% of the shares subject to the new option on the first anniversary date following the new option grant date and the remaining 50% of the new options will vest quarterly over the subsequent 2-year period. The new options are expected to be issued shortly after the expiration date. Any new options held by an eligible employee that remain unvested at the time his or her employment or other service with us terminates for any reason will be cancelled as of the termination date. The new options will have a term of 5.73 years from the new option grant date.

Other Matters

The offer is not conditioned upon this offer being accepted with respect to a minimum number of the outstanding eligible options, but the offer is subject to customary conditions, which we describe in Section 7 of this Offer to Exchange. You are not required to accept this offer.

Shares of our common stock are quoted on The NASDAQ Global Market under the symbol “ACPW”. On July 15, 2009, the closing price of our common stock as reported on The NASDAQ Global Market was $0.80. We recommend that you obtain current market quotations for our common stock before deciding whether to elect to exchange your eligible options. See “Risks of Participating in the Offer” beginning on page 17 for a discussion of risks that you should consider before deciding whether or not you should tender your eligible options for exchange in this offer.

IMPORTANT – ACTION ITEMS TO PARTICIPATE

If you participate in this offer, you must complete and sign the attached election form, and return it no later than 5:00 p.m., Central Time, on August 13, 2009, via fax or email to:

Jennifer Crow
Finance Manager
Active Power, Inc.
Fax:	(512) 836-4511
Email:	jennifercrow@activepower.com

Only responses that are complete, signed, dated and actually received by the Company by the deadline will be accepted. Responses that are received after the deadline will not be accepted. The delivery of election forms is at your risk. Active Power intends to confirm the receipt of your election form by email within two U.S. business days. If you have not received an email confirmation that Active Power has received your response, it is your responsibility to confirm that we have received your election form. If you need to confirm receipt after two U.S. business days have elapsed, you may email Jennifer Crow at jennifercrow@activepower.com. Responses may be submitted only via fax or email. Responses submitted by any other means, including hand delivery, interoffice, United States mail and Federal Express (or similar delivery service) are not permitted.

Neither the Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of these securities or passed upon the fairness or merits of this transaction or upon the accuracy or adequacy of this offer or the information contained in this document. Any representation to the contrary is a criminal offense.

Active Power has prepared communications regarding this offer and will provide general tax information to eligible employees with respect to this offer. Active Power will not provide tax advice specific to an individual’s circumstances. We also recognize that the decision to accept or reject the Offer is an individual one that should be based upon a variety of factors. We recommend that you discuss the personal financial and tax consequences of this offer with your financial, legal and/or tax advisors. You should direct general questions about the terms of this offer to:

JOHN K. PENVER
CHIEF FINANCIAL OFFICER
ACTIVE POWER, INC.
TEL:	(512) 744-9234
FAX:	(512) 836-4511
EMAIL:	JOHNPENVER@ACTIVEPOWER.COM

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Offer to Exchange Certain Options, dated July 16, 2009.

Although our board of directors has approved the offer, neither we nor our board of directors makes any recommendation as to whether or not you should exchange your eligible option, nor have we authorized any person to make any such recommendation. We have not authorized anyone to give you any information or to make any representation in connection with this offer other than the information and representations contained in this Offer to Exchange and documents to which we have referred you. If anyone makes any recommendation or representation to you or gives you any information, you must not rely upon that recommendation, representation or information as having been authorized by us. You are encouraged to evaluate carefully all of the information in this Offer to Exchange and documents to which we have referred you and to consult your own legal, investment and/or tax advisors. You must make your own decision whether to exchange your eligible options.

We recommend that you consult with your financial, legal and/or tax advisors regarding any foreign or state tax consequences. We are not making an offer to exchange options in any jurisdiction in which the offer is not permitted. We are not aware of any jurisdiction where the making of the offer is not in compliance with applicable law. If we become aware of any jurisdiction where the making of the offer is not in compliance with any valid applicable law, we will make a good faith effort to comply with such law. If, after such good faith effort, we cannot comply with such law, the offer will not be made to, nor will options be exchanged from, the option holders residing in such jurisdiction.

You should not assume that the information provided in this Offer to Exchange is accurate as of any date other than the date as of which is shown, or if no date is otherwise indicated, the date of this Offer to Exchange. This Offer to Exchange summarizes various documents and other information. These summaries are qualified in their entirety by reference to the documents and information to which they relate.

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SUMMARY TERM SHEET AND QUESTIONS AND ANSWERS

The following are answers to some of the questions that you may have about this offer. You should read carefully the entire Offer to Exchange Certain Options for New Options (the “Offer to Exchange”), the accompanying email from James Clishem dated July 16, 2009, the election form together with its associated instructions and the withdrawal form, together with its associated instructions. This offer is made subject to the terms and conditions of these documents as they may be amended. The information in this summary is not complete. Additional important information is contained in the remainder of this Offer to Exchange and the other offer documents. We have included in this summary references to other sections in this Offer to Exchange to help you find a more complete description of these topics.

Q1.	What is the offer?	3
Q2.	Why is Active Power making this offer?	4
Q3.	Who may participate in this offer?	4
Q4.	Which of my options are eligible?	5
Q5.	How do I participate in this offer?	5
Q6.	How many new options will I receive for the options I exchange?	6
Q7.	Will the terms and conditions of my new options be the same as my exchanged options?	7
Q8.	When will my new options vest?	7
Q9.	What will be the exercise price of my new options?	8
Q10.	Will my new options be incentive stock options or nonstatutory stock options for U.S. tax purposes?	8
Q11.	When will my new options expire?	8
Q12.	Will I receive an option agreement for the new option?	8
Q13.	When will I receive my new options?	8
Q14.	When will my exchanged options be cancelled?	9
Q15.	Are there circumstances under which I would not be granted new options?	9
Q16.	If I participate in the offer, do I have to exchange all of my eligible options?	9
Q17.	What happens if I have an eligible option grant that is subject to a domestic relations order or comparable legal document as the result of the end of a marriage?	10
Q18.	Am I required to participate in this offer?	10
Q19.	Once my options are accepted for exchange, is there anything I must do to receive the new options?	10
Q20.	Will I be required to give up all of my rights under the exchanged options?	10
Q21.	What happens to my options if I elect to participate in the offer with respect to eligible options but then exercise those options before expiration of the offer?	11
Q22.	What happens to my options if I do not turn in my election form by the deadline, choose not to participate or my options are not accepted?	11
Q23.	How will Active Power confirm to me that my election and/or withdrawal form has been received?	11
Q24.	Can I exchange shares of Active Power common stock that I previously acquired upon exercise of options?	11
Q25.	Will my decision to participate in the offer have an impact on my ability to receive options in the future?	11
Q26.	What if Active Power is acquired by another company?	11
Q27.	What are the accounting consequences of the offer?	12
Q28.	How does Active Power determine whether an option has been properly tendered?	13
Q29.	Will I have to pay taxes if I participate in the offer?	13
Q30.	Are there any conditions to this offer?	13

Q31.	If you extend the offer, how will you notify me?	13
Q32.	How will you notify me if the offer is extended or changed?	14
Q33.	Can I change my mind and withdraw from this offer?	14
Q34.	Can I change my mind about which eligible options I want to exchange?	14
Q35.	How do I change my election?	14
Q36.	What if I withdraw my election and then decide again that I want to participate in this offer?	15
Q37.	Are you making any recommendation as to whether I should exchange my eligible options?	15
Q38.	Whom can I contact if I need to confirm Active Power’s receipt of my election and/or withdrawal form, I have questions about the offer or if I need additional copies of the offer documents?	15

Q1.	What is the offer?

A1.	This offer is a voluntary opportunity for eligible employees to elect to have certain outstanding options exchanged for a lesser number of new options that have a lower per share exercise price and that are subject to certain other terms. This opportunity is described in the following questions and answers and in the remainder of this Offer to Exchange.

Terms Used in the Offer

The following are some terms that are frequently used in this Offer to Exchange.

•	“52-week high” refers to the highest sales price of our common stock for the 52 weeks preceding the start of this offer. The 52-week high was $0.95.

•	“Active Power,” the “Company,” “we,” “our,” or “us” refers to Active Power, Inc. and its subsidiaries.

•	“business day” means any day other than a Saturday, Sunday or a U.S. federal holiday and consists of the time period from 12:01 a.m. through 12:00 midnight, Eastern Time.

•

“cancellation date” refers to the same U.S. calendar day as the expiration date. This is the date when exchanged options will be cancelled. We expect that the cancellation date will be August 13, 2009. If the expiration date is extended, then the cancellation date similarly will be extended.

•	“common stock” refers to Active Power, Inc. common stock.

•	“commencement date” means the date of commencement of this offer, which is July 16, 2009.

•	“Active Power Stock Plan” means the Active Power, Inc. 2000 Stock Incentive Plan.

•

“eligible employee” refers to each individual who is an employee of Active Power, Inc. or its subsidiaries at the commencement of this offer and remains an employee of Active Power, Inc. or its subsidiaries through the new option grant date. However, members of our board of directors, named executive officers, and our employees with a title of vice president and above will not be eligible employees and therefore may not participate in this offer.

•

“eligible options” refers to all outstanding stock options to purchase shares of our common stock held by eligible employees that have an exercise price equal to or greater than $0.95 per share that were granted on or before July 16, 2008, and that remain outstanding and unexercised as of the expiration date.

•	“eligible option grant” refers to all of the eligible options issued by Active Power to an individual that is part of the same grant and subject to the same option agreement.

•	“Exchange Act” refers to the Securities Exchange Act of 1934, as amended.

•	“exchanged options” refers to all options to purchase shares of our common stock that are exchanged pursuant to the offer.

•

“expiration date” refers to the date that this offer expires. The expiration date will be August 13, 2009, at 5:00 p.m., Central Time, unless the offer is extended. We may extend the expiration date at our discretion. If we extend the offer, the term “expiration date” will refer to the time and date at which the extended offer expires.

•	“named executive officers” refers to those officers of Active Power listed on Schedule A to this Offer to Exchange.

•	“new options” refers to the stock options to purchase shares of our common stock issued pursuant to this offer in exchange for the cancellation of eligible options.

•

“offer period” or “offering period” refers to the period from the commencement of this offer to the expiration date. This period will commence on July 16, 2009, and end at 5:00 p.m., Central Time, on August 13, 2009, unless the offer is extended.

•	“Offer to Exchange” means this Offer to Exchange Certain Options for New Options including all attachments herein.

•	“option” refers to an option to purchase one or more shares of our common stock.

•

“Personnel Summary” refers to the document that will be provided to each eligible employee. The Personnel Summary will list your eligible options, the grant date of your eligible options, vesting schedule of your eligible options, the maximum expiration date of your eligible options, the exercise price of your eligible options and the number of outstanding shares subject to your eligible options.

Q2.	Why is Active Power making this offer?

A2.	We believe that this offer will foster retention of our valuable employees and better align the interests of our employees and stockholders to maximize stockholder value. The currently outstanding options were issued to attract and retain the best available personnel for positions of substantial responsibility, to provide additional incentive to individuals who perform services for Active Power and to promote the success of our business. Providing renewed incentives to our employees who participate in this offer will add incentive value to our employees and will enhance long-term shareholder value by providing greater assurance that the Company will be able to retain experienced and productive employees, by improving the morale of our employees generally, and by aligning the interest of our employees more fully with the interests of our stockholders.

As of December 31, 2008 all of the Company’s outstanding stock options and as of June 30, 2009, approximately 76% of the Company’s outstanding stock options had exercise prices that exceeded the current market price of Active Power’s common stock and the average market price of our stock over the prior 12 months. Our stock price has experienced a significant decline during the last few years, and particularly in 2008 and 2009 due in large part to the continued weak economy as well as other factors outside of our control that have negatively impacted the volume and trading activity of our common stock. We have continued to increase revenue and to reduce our operating losses through this period despite the decline in our stock price. We have taken a number of steps since January 2008 to transform and grow our business and improve our operating performance, including adding new channels of distribution, introducing a containerized product offering for global UPS markets, and building our brand and service operations. However, our efforts have not yet had a significant impact on our stock price, which remains at a historically low level. Our board of directors and the Compensation Committee of the board of directors believe that these underwater options no longer provide the long-term incentive and retention objectives that they were intended to provide. They also believe that the offer is an important component of our strategy to align employee and shareholder interests through our equity compensation programs.

(See Section 3)

Q3.	Who may participate in this offer?

A3.

You may participate in this offer if you are an employee of Active Power, Inc. or its subsidiaries at the commencement of this offer and remain an employee of Active Power, Inc. or its subsidiaries through the new option grant date. However, members of our board of directors, named executive officers, and our employees with a title of vice president and above will not be eligible employees and therefore may not participate in this offer. Our members of our board of directors and named executive officers are listed in Schedule A of this Offer to Exchange.

(See Section 1)

Q4.	Which of my options are eligible?

A4.	An option to purchase the Company’s common stock is an eligible option under this offer only if the option is held by an eligible employee, has an exercise price equal to or greater than $0.95 per share, was granted on or before July 16, 2008, and remains outstanding and unexercised as of the expiration date, currently expected to be August 13, 2009. To help you recall your eligible options and give you the information necessary to make an informed decision, you will be provided with a Personnel Summary setting forth your eligible options, the grant date of the eligible options, vesting schedule of the eligible options, the exercise price of the eligible options, the maximum expiration date of the eligible options and the number of outstanding shares subject to the eligible options.

(See Section 2)

Q5.	How do I participate in this offer?

A5.	If you choose to participate in this offer, you must do the following no later than 5:00 p.m., Central Time, on August 13, 2009 (currently expected to be the expiration date):

1.	Properly complete, sign, and date the attached election form; and

2.	Fax or email the completed, signed and dated election form to:

Jennifer Crow
Finance Manager
Active Power, Inc.
Fax:	(512) 836-4511
Email:	jennifercrow@activepower.com

If you elect to exchange any eligible option grant in this offer, you must elect to exchange all shares subject to that eligible option grant. If you hold more than one eligible option, however, you may choose to exchange one or more of such eligible options without having to exchange all of your eligible options. To help you recall your outstanding eligible options and to give you the information necessary to make an informed decision, we will provide you with a Personnel Summary listing your eligible options, the grant date of your eligible options, vesting schedule of your eligible options, the exercise price of your eligible options, the maximum expiration date of your eligible options and the number of outstanding shares subject to your eligible options. If you hold an option that is not listed on the Personnel Summary, the option is not an eligible option.

This is a one-time offer, and we will strictly enforce the election period. We reserve the right to reject any elections that we determine are not in good order or that we determine are unlawful to accept. Subject to the terms and conditions of this offer, promptly after the expiration of this offer we will accept all eligible options with respect to which a proper election has been made.

(See Section 4)

Your election to participate becomes irrevocable after 5:00 p.m., Central Time, on August 13, 2009, unless the offer is extended past that time, in which case your election will become irrevocable after the new expiration date.

We may extend this offer. If we extend this offer, we will issue a press release, email or other communication disclosing the extension no later than 8:00 a.m., Central Time, on the U.S. business day following the previously scheduled expiration date.

If you participate in this offer, you must complete and sign the attached election form, and return it no later than 5:00 p.m., Central Time, on August 13, 2009, via fax or email to:

Jennifer Crow
Finance Manager
Active Power, Inc.
Fax:	(512) 836-4511
Email:	jennifercrow@activepower.com

Only responses that are complete, signed, dated and actually received by the Company before the deadline will be accepted. The delivery of election forms is at your risk. Active Power intends to confirm the receipt of your election form by email within two U.S. business days. If you have not received an email confirmation that Active Power has received your response, we recommend that you confirm that we have received your election form. If you need to confirm receipt after two U.S. business days have elapsed, you may email Jennifer Crow at jennifercrow@activepower.com. Responses may be submitted only via fax or email. Responses submitted by any other means, including hand delivery, United States mail and Federal Express (or similar delivery service) are not permitted.

(See Section 4)

Q6.	How many new options will I receive for the options I exchange?

A6.	The number of new options that you receive will depend on the exercise price of your exchanged options, as follows:

Per Share Exercise Price of Eligible Options	New Options for Exchanged Options
$0.95 - $2.49	1 New Option for every 2 Exchanged Options
$2.50 and higher	1 New Option for every 3 Exchanged Options

For purposes of this offer, including the exchange ratios, the term “option” generally refers to an option to purchase one or more shares of our common stock. For purposes of applying the exchange ratios, fractional shares will be rounded down to the nearest whole share on a grant-by-grant basis. (See Section 2)

The exchange ratios are intended to result in the issuance of new options for which we will recognize little or no accounting expense. The calculations to determine the exchange ratios calculate the “fair value” of the eligible awards using a standard but complicated valuation method called “Black-Scholes,” which takes into account a number of different factors relating to the eligible options, including their remaining term.

Please note: The exchange ratios apply to each of your eligible option grants separately. This means that the various eligible options you hold may be subject to different exchange ratios. (See Section 2)

Example 1

If you exchange an eligible option grant covering 1,000 shares with an exercise price of $2.00, on the new option grant date you will receive a new option covering 500 shares. This is equal to the 1,000 shares divided by 2.0 (the exchange ratio for an eligible award with an exercise price of $2.00).

Example 2

If you exchange an eligible option grant covering 500 shares with an exercise price of $2.60, on the new option grant date you will receive a new option covering 166 shares. This is equal to the 500 shares divided by 3.0 (the exchange ratio for an eligible award with an exercise price of $2.60), rounded down to the nearest whole share.

(See Section 2)

Q7.	Will the terms and conditions of my new options be the same as my exchanged options?

A7.	No. Your new options will be unvested as of the new option grant date and will have a different vesting schedule, exercise price and term from that of your exchanged options.

Your new options will be granted under the terms of the Active Power Stock Plan and will be subject to a new option agreement. The applicable forms of option agreement are filed as exhibits to the filing of this Offer to Exchange and are available on the SEC website at www.sec.gov. (See Section 9)

Until your new options vest and you exercise and are issued shares for your exercised new options, you will not have any of the rights or privileges of a stockholder of Active Power. Once you have been issued the shares of common stock, you will have all of the rights and privileges of a stockholder with respect to those shares, including the right to vote and to receive dividends, if any.

Your new options will have a term of 5.73 years, which is equal to the weighted average remaining contractual life of all eligible options under this offer as of the commencement of this offer.

Q8.	When will my new options vest?

A8.	New options will vest according to a 3-year vesting schedule, subject to your continuing to be an employee or service provider to Active Power through each relevant vesting date. The new option will be vest as to 50% of the shares subject to the new option on the first anniversary date following the new option grant date and the remaining 50% of the new options will vest quarterly over the subsequent 2-year period. Vesting on each relevant date is subject to your continued service to us through each relevant vesting date.

We will make minor modifications to the vesting schedule of new options to eliminate any fractional vesting (such that a whole number of shares covering the new options will vest on each vesting date). As a result, subject to your continued service with us through each relevant vesting date, (i) the number of shares that vest on each new option vesting date will be rounded down to the nearest whole number of new options that will vest on each vesting date and (ii) fractional shares, if any, will be accumulated until such vesting date on which the sum of the accumulated fractional shares equals or exceeds one whole share and will vest as an additional whole share on such vesting date, with any fractional shares remaining thereafter accumulated.

For example, assume that an eligible option to purchase 1,000 shares of our common stock with an exercise price of $2.50 per share is exchanged pursuant to the offer for a new option to purchase 500 shares (1,000 divided by 2, rounded down to the nearest whole number). The new option will vest as follows, subject to your continued service to us through each relevant date:

250 shares will be scheduled to vest on August 6, 2010.

31 shares will be scheduled to vest on November 6, 2010, for a total of 31 shares in 2010.

31 shares will be scheduled to vest on the 6th of each of February, May, August and November in 2011 plus 1 additional share will be scheduled to vest on August 6th (to eliminate fractional vesting), for a total of 125 shares in 2011.

31 shares will be scheduled to vest on the 6th of each of February, May and August in 2012 plus 1 additional share will be scheduled to vest on August 6th (to eliminate fractional vesting), for a total of 94 shares in 2012.

If your service with us terminates (for any reason or no reason) before all or some of your new options vest, your unvested new option will expire and may not be exercised.

(See Section 9)

Q9.	What will be the exercise price of my new options?

A9.	The exercise price per share of all new options will be equal to the closing price of our common stock as reported on the NASDAQ Global Market on the new option grant date, which is expected to be August 13, 2009. We cannot predict the exercise price of the new options.

(See Section 9)

Q10.	Will my new options be incentive stock options or nonstatutory stock options for U.S. tax purposes?

A10.	The new options granted in exchange for your eligible options will be granted as nonstatutory stock options, even if your eligible options are classified as incentive stock options for U.S. tax purposes.

We recommend that you read the tax discussion in Section 14 of this Offer to Exchange and discuss the personal tax consequences of incentive stock options and nonstatutory stock options with your financial, legal and/or tax advisors.

(See Sections 9 and 14, and the section titled “Tax-Related Risks” under “Risks of Participating in the Offer.”)

Q11.	When will my new options expire?

A11.	Your new options, if any, will have a new grant date that commences on the exchange date. The new option will have a term of 5.73 years, which is equal to the weighted average remaining contractual life of all eligible options under this offer as of the commencement of this offer. The new options will expire on that date or earlier upon your termination of employment or other service with us as described in your new option agreement.

(See Section 9)

Q12.	Will I receive an option agreement for the new option?

A12.	Yes. All new options will be subject to an option agreement between you and Active Power and the terms and conditions of the Active Power Stock Plan. The forms of option agreement for grants to be made under the Active Power Stock Plan are filed as exhibits to the Schedule TO with which this Offer to Exchange has been filed and are available on the SEC website at www.sec.gov.

(See Section 9)

Q13.	When will I receive my new options?

A13.	We will grant the new options on the new option grant date. The new option grant date will be the same U.S. calendar day as the cancellation date. We expect the new option grant date will be August 13, 2009. If the expiration date is extended, the new option grant date similarly will be delayed. You will receive your new option agreement promptly after the expiration of the offer.

(See Section 6)

Q14.	When will my exchanged options be cancelled?

A14.	Your exchanged options will be cancelled on the same U.S. calendar day as the expiration date. We refer to this date as the cancellation date. We expect that the cancellation date will be August 13, 2009, unless the offer period is extended.

(See Section 6)

Q15.	Are there circumstances under which I would not be granted new options?

A15.	Yes. If, for any reason, you no longer are an employee of Active Power on the new option grant date, you will not receive any new options. Instead, you will keep your current eligible options in accordance with their original terms. Except as provided by applicable law and/or any employment agreement between you and Active Power, your employment with us will remain “at-will” regardless of your participation in the offer and can be terminated by you or your employer at any time with or without cause or notice. (See Section 1)

Moreover, even if we accept your eligible options, we will not grant new options to you if we are prohibited from doing so by applicable laws. For example, we could become prohibited from granting new options as a result of changes in the SEC or NASDAQ rules. We do not anticipate any such prohibitions at this time. (See Section 13)

In addition, if you hold an option that expires after the commencement of, but before the cancellation of options under this offer, that particular option is not eligible for exchange. As a result, if you hold options that expire before the currently scheduled cancellation date or, if we extend the offer such that the cancellation date is a later date and you hold options that expire before the rescheduled cancellation date, those options will not be eligible for exchange and such options will continue to be governed by their original terms. (See Section 15)

Q16.	If I participate in the offer, do I have to exchange all of my eligible options?

A16.	No. You may pick and choose which of your eligible option grants you wish to exchange. This means that you may not elect to exchange only some of the shares covered by any particular eligible option grant. However, you may elect to exchange the entire remaining portion of any eligible option grant that you have partially exercised. The result is that you may elect to exchange one or more of your eligible option grants, but you must elect to exchange the entire unexercised portion of a given grant or none of the shares for that particular grant.

For example, if you hold (1) an eligible option to purchase 1,000 shares, 600 shares of which you have already exercised, (2) an eligible option to purchase 1,000 shares, and (3) an eligible option to purchase 2,000 shares, you may elect to exchange:

•	Your first eligible option grant covering the entire remaining 400 shares,

•	Your second eligible option grant covering 1,000 shares,

•	Your third eligible option grant covering 2,000 shares,

•	Two of your three eligible option grants for the amount of shares as described above,

•	All three of your eligible option grants for the amount of shares as described above, or

•	None of your eligible option grants.

These are your only choices in the above example. You may not elect, for example, to exchange your first eligible option grant with respect to options to purchase only 150 shares (or any other partial amount) under that grant or less than all of the shares under the second and third eligible option grants.

(See Section 2)

Q17.	What happens if I have an eligible option grant that is subject to a domestic relations order or comparable legal document as the result of the end of a marriage?

A17.	If you have an eligible option that is subject to a domestic relations order (or comparable legal document as the result of the end of a marriage) and a person who is not an eligible employee beneficially owns a portion of that option, you may accept this offer with respect to the entire remaining outstanding portion of the option if so directed by the beneficial owner as to his or her portion in accordance with the domestic relations order or comparable legal documents. As described in Question and Answer 16, we are not accepting partial tenders of options, so you may not accept this offer with respect to a portion of an eligible option that is beneficially owned by you while rejecting it with respect to the portion beneficially owned by someone else. As you are the legal owner of the eligible option, the Company will respect an election properly made by you and accepted by the Company and will not be responsible to you or the beneficial owner of the eligible option for any errors made by you with respect to such an election.

(See Section 2)

Q18.	Am I required to participate in this offer?

A18.	No. Participation in this offer is completely voluntary.

If you do participate in this offer, with respect to each eligible option grant that you elect to have exchanged in this offer, you must accept this offer with respect to the entire eligible portion of each individual grant of options, but you are not required to agree to exchange all of your eligible options listed on your Personnel Summary.

(See Section 2)

Q19.	Once my options are accepted for exchange, is there anything I must do to receive the new options?

A19.	No. Once your exchanged options have been cancelled, there is nothing that you must do to receive your new options. Your new options will be granted to you on the same day that the exchanged options are cancelled. We expect that the new option grant date will be August 13, 2009. In order to vest in the shares covered by new options, you will need to remain a service provider to us through the applicable vesting dates, as described in Question and Answer 8.

(See Sections 1 and 9)

Q20.	Will I be required to give up all of my rights under the exchanged options?

A20.	Yes. Once we have accepted your exchanged options, your exchanged options will be cancelled and you no longer will have any rights under those options. We intend to cancel all exchanged options following the expiration of the offer but on the same U.S. calendar day as the expiration date. We refer to this date as the cancellation date. We expect that the cancellation date will be August 13, 2009.

(See Section 6)

Q21.	What happens to my options if I elect to participate in the offer with respect to eligible options but then exercise those options before expiration of the offer?

A21.	If you elect to participate in the offer but exercise your eligible options prior to expiration of the offer, those options which you exercise no longer will be eligible to be exchanged in this offer. Your options instead will terminate upon exercise in accordance with their terms.

(See Section 2)

Q22.	What happens to my options if I do not turn in my election form by the deadline, choose not to participate or my options are not accepted?

A22.	If we do not receive your election form by the deadline, you choose not to participate, or your options are not accepted by us under this offer, your existing options will (1) remain outstanding until they expire by their terms, (2) retain their current exercise price, (3) retain their current vesting schedule, and (4) retain all of the other terms and conditions as set forth in the relevant agreement with respect to such option grant.

(See Sections 2, 4 and 5)

Q23.	How will Active Power confirm to me that my election and/or withdrawal form has been received?

A23.	Active Power intends to confirm the receipt of your election and/or withdrawal form by email within two U.S. business days. If you have not received an email confirmation within two U.S. business days, we recommend that you confirm that we have received your election and/or withdrawal form by contacting:

Jennifer Crow
Finance Manager
Active Power, Inc.
Phone:	(512) 744-9254
Fax:	(512) 836-4511
Email:	jennifercrow@activepower.com

(See Section 4)

Q24.	Can I exchange shares of Active Power common stock that I previously acquired upon exercise of options?

A24.	No. This offer relates only to outstanding options to purchase Active Power common stock. You may not exchange shares of Active Power common stock.

(See Section 2)

Q25.	Will my decision to participate in the offer have an impact on my ability to receive options in the future?

A25.	No. Your election to participate or not to participate in the offer will not have any effect on our making future grants of options to purchase common stock, or any other rights to you or anyone else.

(See Section 7)

Q26.	What if Active Power is acquired by another company?

A26.

Although we currently are not anticipating any such merger or acquisition, if we merge or consolidate with or are acquired by another entity, prior to the expiration of the offer, you may choose to withdraw any eligible options that you tendered for exchange and your eligible options will be treated in accordance with the applicable equity plan under which they were granted and relevant option agreement. Further, if Active Power is acquired prior to the expiration of the offer, we reserve the right to withdraw the offer, in which case your eligible options and your rights under them will remain intact and exercisable for the time period set forth in your option agreement and you will receive no new options in exchange for them. If Active Power is acquired prior to the expiration of the offer but does not withdraw the offer, we (or the successor entity) will notify you of any material changes to the terms of the offer or the new options, including any adjustments to the exercise price or number of shares that will be subject to the new options. Under such circumstances, the type of security and the number of shares covered by your new options would be adjusted based on the consideration per share given to holders of our common stock in connection with the acquisition. As a result of this adjustment, you may receive new options covering more or fewer shares of the acquirer’s common stock than the number of shares subject to the eligible options that you tendered for exchange or than the number you would have received pursuant to the new options if no acquisition had occurred.

If we are acquired by or merge with another company, your exchanged options might be worth more than the new options that you receive in exchange for them.

A transaction involving us, such as a merger or other acquisition, could have a substantial effect on our stock price, including significantly increasing the price of our common stock. Depending on the structure and terms of this type of transaction, option holders who elect to participate in the offer might be deprived of the benefit of the appreciation in the price of our common stock resulting from the merger or acquisition. This could result in a greater financial benefit for those option holders who did not participate in this offer and retained their original options.

Finally, if another company acquires us, that company, as part of the transaction or otherwise, may decide to terminate some or all of our employees before the completion of this offer. Termination of your employment for this or any other reason before the new option grant date means that the tender of your eligible options will not be accepted, you will keep your tendered options in accordance with their original terms, and you will not receive any new options or other benefit for your tendered options.

If we are acquired after your tendered options have been accepted, cancelled, and exchanged for new options, your new options will be treated in the acquisition transaction in accordance with the terms of the transaction agreement or the terms of the Active Power Stock Plan and your new option agreement.

(See Section 9)

Q27.	What are the accounting consequences of the offer?

A27.	The offer with respect to all eligible options is considered a modification of those options for financial reporting purposes. Accordingly, we will recognize the unamortized compensation of the exchanged options, as well as the incremental compensation cost of the new options granted in the offer, ratably over the vesting period of the new options. The incremental compensation cost will be measured as the excess, if any, of the fair value of each new option granted to employees in exchange for surrendered eligible options, measured as of the date the new options are granted, over the fair value of the surrendered eligible options in exchange for the new options, measured immediately prior to the cancellation. Because the exchange ratios will be calculated to result in the fair value of surrendered eligible options being approximately equal to the fair value of the new options replacing them, we do not expect to recognize any significant incremental compensation expense for financial reporting purposes as a result of the offer. In the event that any of the new options are forfeited prior to their vesting due to termination of service with us, the incremental compensation cost for the forfeited new options would not be recognized; however we would recognize any unamortized compensation expense from the surrendered eligible options which would have been recognized under the original vesting schedule.

(See Section 12)

Q28.	How does Active Power determine whether an option has been properly tendered?

A28.	We will determine, in our discretion, all questions about the validity, form, eligibility (including time of receipt) and acceptance of any options. Our determination of these matters will be given the maximum deference permitted by law. However, you have all rights accorded to you under applicable law to challenge such determination in a court of competent jurisdiction. Only a court of competent jurisdiction can make a determination that will be final and binding on all parties. We reserve the right to reject any election form or any options tendered for exchange that we determine are not in appropriate form or that we determine are unlawful to accept. We will accept all properly tendered eligible options that are not validly withdrawn, subject to the terms of this offer. No tender of options will be deemed to have been properly made until all defects or irregularities have been cured or waived by us. We have no obligation to give notice of any defects or irregularities in any election form, and we will not incur any liability for failure to give any notice.

(See Section 4)

Q29.	Will I have to pay taxes if I participate in the offer?

A29.	If you participate in the offer and are a citizen or resident of the U.S., you generally will not be required under current U.S. law to recognize income for U.S. federal income tax purposes at the time of the exchange. On the new option grant date, you will not be required under current law to recognize income for U.S. federal income tax purposes. However, you may have taxable income when you exercise your new options or when you sell your shares. (See Section 14)

If you are a citizen or tax resident of a country other than the U.S., the tax consequences of participating in this offer may be different for you. Please refer to Schedules C through G of this Offer to Exchange for a description of the tax consequences that may apply to you. (See Schedules C through G)

You should consult with your own tax advisor to determine the personal tax consequences to you of participating in this offer. If you are a resident of or subject to the tax laws in more than one country, you should be aware that there may be additional tax and social insurance consequences that may apply to you.

Q30.	Are there any conditions to this offer?

A30.	Yes. The completion of this offer is subject to a number of customary conditions that are described in Section 7 of this Offer to Exchange. If any of these conditions are not satisfied, we will not be obligated to accept and exchange properly tendered eligible options, though we may waive the conditions and do so at our discretion. Any such waiver will be made with respect to all eligible employees and in a uniform and nondiscriminatory manner.

(See Section 7)

Q31.	If you extend the offer, how will you notify me?

A31.	If we extend this offer, we will issue a press release, email, or other form of communication disclosing the extension no later than 8:00 a.m., Central Time, on the next U.S. business day following the previously scheduled expiration date.

(See Section 15)

Q32.	How will you notify me if the offer is extended or changed?

A32.	If we extend or change the offer, we will issue a press release, email, or other form of communication disclosing the change no later than 8:00 a.m., Central Time, on the next U.S. business day following the previously schedule expiration date or the day we change the offer, as applicable.

(See Section 15)

Q33.	Can I change my mind and withdraw from this offer?

A33.	Yes, but only if you withdraw from this offer before it expires. You may change your mind after you have submitted an election form and withdraw some or all of your eligible options from the offer at any time before the expiration date (expected to be August 13, 2009). If we extend the expiration date, you may withdraw your election at any time until the extended offer expires. You may change your mind as many times as you wish, but you will be bound by the last properly submitted election and/or withdrawal form we receive before the expiration date. The exception to this rule is if we have not received your properly tendered awards by 11:00 p.m., Central Time, on September 10, 2009, you may withdraw your options at any time thereafter.

(See Section 5)

Q34.	Can I change my mind about which eligible options I want to exchange?

A34.	Yes. You may change your mind after you have submitted an election form and change the options you elect to exchange at any time before the expiration date by submitting a new election form or withdrawal form as described under Questions and Answers 5 and 35. If we extend the expiration date, you may change your election at any time until the extended offer expires. You may elect to exchange additional eligible options, fewer eligible options, all of your eligible options or none of your eligible options. You may change your mind as many times as you wish, but you will be bound by the last properly submitted election and/or withdrawal form we receive before the expiration date. Please be sure that any completed and new election form you submit includes all of the eligible options with respect to which you want to accept this offer and is clearly dated after your last-submitted election or withdrawal.

(See Sections 4 and 5)

Q35.	How do I change my election?

A35.	To withdraw some or all of the eligible options that you previously elected to exchange, you must do the following no later than the expiration date:

1.	Properly complete, sign, and date the attached withdrawal form.

2.	Fax or email the completed, signed, and dated withdrawal form to:

Jennifer Crow
Finance Manager
Active Power, Inc.
Fax:	(512) 836-4511
Email:	jennifercrow@activepower.com

The delivery of all documents including withdrawal forms is at your risk. We intend to confirm the receipt of your withdrawal form by email within two U.S. business days. If you have not received an email confirmation, we recommend that you confirm that we have received your withdrawal form. If you need to confirm receipt after two U.S. business days have elapsed, you may contact:

Jennifer Crow
Finance Manager
Active Power, Inc.
Phone:	(512) 744-9254
Fax:	(512) 836-4511
Email:	jennifercrow@activepower.com

Only withdrawal forms that are complete, signed, dated and actually received by Active Power by the deadline will be accepted. Withdrawal forms may be submitted only via fax or email. Withdrawal forms submitted by any other means, including hand delivery, interoffice or U.S. mail (or other post) and Federal Express (or similar delivery service), are not permitted.

(Section 5)

Q36.	What if I withdraw my election and then decide again that I want to participate in this offer?

A36.	If you have withdrawn your election to participate and then decide again that you would like to participate in this offer, you may re-elect to participate by submitting a new properly completed election form before the expiration date, in accordance with the procedures described in Question and Answer 5. You may elect to accept this offer with respect to some or all of the eligible option grants. The new election form must be signed and dated after the date of your withdrawal form.

(See Sections 4 and 5)

Q37.	Are you making any recommendation as to whether I should exchange my eligible options?

A37.	No. We are not making any recommendation as to whether you should accept this offer. We understand that the decision whether or not to exchange eligible options in this offer will be a challenging one for many employees. The program does carry risk (see “Risks of Participating in the Offer”), and there are no guarantees that you ultimately would not receive greater value from your eligible options than from the new options you will receive in the exchange. As a result, you must make your own decision as to whether or not to participate in this offer. For questions regarding personal tax implications or other investment-related questions, you should talk to your personal legal counsel, accountant, and/or financial advisor.

(See Section 3)

Q38.	Whom can I contact if I need to confirm Active Power’s receipt of my election and/or withdrawal form, I have questions about the offer or if I need additional copies of the offer documents?

A38.	Active Power intends to confirm the receipt of your election form by email within two U.S. business days. If you have not received an email confirmation within two U.S. business days or if you need additional copies of the offer documents, including the election and/or withdrawal forms, you should contact:

Jennifer Crow
Finance Manager
Active Power, Inc.
Phone:	(512) 744-9254
Fax:	(512) 836-4511
Email:	jennifercrow@activepower.com

For general questions concerning this offer, please contact:

John K. Penver

Chief Financial Officer

Active Power, Inc.

Tel:      (512) 744-9234

Fax:     (512) 836-4511

Email:  johnpenver@activepower.com

RISKS OF PARTICIPATING IN THE OFFER

Participating in the offer involves a number of risks, including those described below. This list and the risk factors set forth in Item 1A, “Risk Factors,” in each of our annual report on Form 10-K for the fiscal year ended December 31, 2008, filed with the SEC on March 4, 2009 and our quarterly report on Form 10-Q for the quarterly period ended March 31, 2009, filed with the SEC on April 28, 2009, highlight the material risks of participating in this offer. You should carefully consider these risks and you are encouraged to speak with a financial, legal and/or tax advisor as necessary before deciding to participate in the offer. In addition, we strongly urge you to read the sections in this Offer to Exchange discussing the tax consequences in the United States, as well as the rest of this Offer to Exchange for a more in depth discussion of the risks that may apply to you before deciding to participate in the offer.

In addition, this offer and our SEC reports referred to above include “forward-looking statements.” When used in this Offer to Exchange, the words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “plan,” “will,” “project” and similar phrases as they relate to us are intended to identify these forward-looking statements. All statements by us regarding our expected future financial position and operating results, our business strategy, our financing plans and expected capital requirements, forecasted trends relating to our services or the markets in which we operate and similar matters are forward-looking statements, and are dependent upon certain risks and uncertainties, including those set forth in this section and other factors elsewhere in this Offer to Exchange. Our actual results could differ materially. You should carefully consider these risks, in addition to the other information in this Offer to Exchange and in our other filings with the SEC. The documents we file with the SEC, including the reports referred to above, discuss some of the risks that could cause our actual results to differ from those contained or implied in the forward-looking statements. The safe harbor afforded by the Private Securities Litigation Reform Act of 1995 to certain forward-looking statements does not extend to forward-looking statements made by us in connection with the offer.

The following discussion should be read in conjunction with the financial statements and notes to the financial statements attached as Schedule B of this Offer to Exchange, as well as our most recent Forms 10-K, 10-Q and 8-K. We caution you not to place undue reliance on forward-looking statements contained in this Offer to Exchange, which speak only as of the date hereof.

Risks that are Specific to this Offer

If the price of our common stock increases after the date on which your options are cancelled, your cancelled options might be worth more than the new options that you receive in exchange for them.

The exchange ratio of this offer is not one-for-one. Therefore, it is possible that, at some point in the future, your old options would have been economically more valuable than the new options granted pursuant to this offer. For example, if you exchange an option for 1,000 shares with an exercise price of $2.00, you would receive 500 new options. Assume, for illustrative purposes only that the exercise price of your new options is $1.00 per share and three years after the new option grant date the price of our common stock has increased to $5.00 per share. Under this example, if you had kept your exchanged options and sold them at $5.00 per share, you would have realized pre-tax gain of $3,000, but if you exchanged your options and sold the shares subject to the new options, you would realize only a pre-tax gain of $2,000.

If we are acquired by or merge with another company, your cancelled options might be worth more than the new options that you receive in exchange for them.

A transaction involving us, such as a merger or other acquisition, could have a substantial effect on our stock price, including significantly increasing the price of our common stock. Depending on the structure and terms of this type of transaction, option holders who elect to participate in the offer might receive less of a benefit from the appreciation in the price of our common stock resulting from the merger or acquisition. This could result in a greater financial benefit for those option holders who did not participate in this offer and retained their original options.

Furthermore, a transaction involving us, such as a merger or other acquisition, could result in a reduction in our workforce. Generally, if your service terminates for any reason before your new options vest, you will not receive any value from your new options.

Your new options will not be vested on the new option grant date.

The new options will be subject to a vesting schedule and no portion of your new options will be vested until one year from the new option grant date. If you do not remain a service provider to us through the date your new options first vest, you will not be able to exercise any portion of your new options.

U.S. Federal Tax Related Risks

Your new options will be nonstatutory stock options for U.S. tax purposes, even if your eligible options are incentive stock options.

The new options will be classified for U.S. tax purposes as nonstatutory stock options. In general, if you are a U.S. tax resident, nonstatutory stock options are less favorable to you from a tax perspective. For more detailed information, please read the rest of the offer to amend, and see the tax disclosure set forth under Section 14 entitled “Material U.S. federal income tax consequences.”

The offer currently is expected to remain open for twenty-nine (29) calendar days. However, if we extend the offer so that it remains open for thirty (30) or more calendar days, U.S. employees will be required to restart the measurement periods necessary to qualify incentive stock options for favorable tax treatment, even if they choose not to exchange the options in the offer.

Generally, your incentive stock option qualifies for favorable tax treatment if you hold the option for more than two (2) years after the grant date and for more than one (1) year after the date of exercise. We do not expect that the exchange will affect the eligibility of any incentive stock options that are not tendered for exchange, for favorable tax treatment under U.S. tax laws. Thus, if you do not tender your option, the holding periods will continue to be measured from your original grant date.

However, if the offer period lasts for thirty (30) days or more, then any eligible options that are incentive stock options that you have not exchanged will be deemed modified, and the holding period for such options will restart. As a result, in order to qualify for favorable tax treatment, you would not be able to sell or otherwise dispose of any such options upon exercise thereof until more than two (2) years from the date this offer commenced on July 16, 2009, and more than one (1) year after the date you exercise such options.

Tax-related risks for tax residents of multiple or other countries.

If you are subject to the tax laws in more than one jurisdiction, you should be aware that there may be tax and social insurance consequences of more than one country that may apply to you. You should also be certain to consult a tax advisor to discuss these consequences.

Tax effects of new options for tax residents of Germany, Hong Kong, Italy, Japan and the United Kingdom.

Non-U.S. employees should carefully review Schedules C through G attached to this offer for their country of residence to determine whether participation in the offer could trigger any negative tax consequences.

Risks Relating to Our Business, Generally

We have incurred significant losses and anticipate losses for at least the next several quarters.

We have incurred operating losses since our inception and expect to continue to incur losses for at least the next several quarters. As of March 31, 2009, we had an accumulated deficit of $241.2 million. To date, we have funded our operations principally through the public and private sale of our stock, product revenue and $10.0 million in development funding from Caterpillar. We will need to generate significant additional revenue in order to achieve profitability, and we cannot assure you that we will ever realize such revenue levels required to achieve profitability. We also expect to incur product development, sales and marketing and administrative expenses significantly in excess of our product revenue after costs, and, as a result, we expect to continue to incur losses for at least the next several quarters.

Our increased emphasis on a direct sales model and our transaction and customer concentration may affect our ability to accurately predict the timing of revenues and to meet short-term expectations of operating results.

Our increased emphasis on a direct sales model has increased the effort and time required by us to complete sales to customers. Further, a larger portion of our quarterly revenue is derived from relatively few large transactions with relatively few customers. For example, in the first quarter of 2009, our five largest customers contributed 69% of our revenue. Our shift to the direct sales model, or any delay in completing these large sales transactions or reduction in the number of customers or large transactions, may result in significant fluctuations in our quarterly revenue. Further, we use anticipated revenues to establish our operating budgets and a large portion of our expenses, particularly rent and salaries, are fixed in the short term. As a result, any shortfall or delay in revenue could result in increased losses and would likely cause our operating results to be below public expectations. The occurrence of any of these events would likely cause the market price of our common stock to decline.

Our business may be affected by general economic conditions and uncertainty that may cause customers to defer or cancel sales commitments previously made to us.

Recent economic difficulties in the Unites States credit markets and certain international markets may lead to an economic recession in some or all of the markets in which we operate. A recession or even the risk of a potential recession may be sufficient reason for customers to delay, defer or cancel purchase decisions, including decisions previously made. This risk is magnified for capital goods purchases such as the UPS products we supply. Although we believe that the higher operating efficiency and lower total cost of ownership would support customers using and purchasing our equipment, and that our efforts to broaden the number of different markets in which we sell will help mitigate economic risk from any one country, any customer delays or cancellation in sales orders could materially affect our level of revenues and operating results. Should our financial results not meet the expectations of public market analysts or investors, the market price of our stock would most likely decline.

Our financial results may vary significantly from quarter to quarter.

Our product revenue, operating expenses and quarterly operating results have varied in the past and may fluctuate significantly from quarter to quarter in the future due to a variety of factors, many of which are outside of our control. As a result you should not rely on our operating results during any particular quarter as an indication of our future performance in any quarterly period or fiscal year. These factors include, among others:

•	timing of orders from our customers and the possibility that customers may change their order requirements with little or no notice to us;

•	rate of adoption of our flywheel-based energy storage system as an alternative to lead-acid batteries;

•	ongoing need for short-term power outage protection in traditional UPS systems;

•	deferral of customer orders in anticipation of new products from us or other providers of power quality systems;

•	timing of deferred revenue components associated with large orders;

•	new product releases, licensing or pricing decisions by our competitors;

•	commodity and raw material component prices;

•	lack of order backlog;

•	loss of a significant customer or distributor;

•	impact of changes to our product distribution strategy and pricing policies;

•	changes in the mix of domestic and international sales;

•	rate of growth of the markets for our products; and

•	other risks described below.

The market for power quality products is evolving and it is difficult to predict its potential size or future growth rate. Most of the organizations that may purchase our products have invested substantial resources in their existing power systems and, as a result, have been reluctant or slow to adopt a new approach, particularly during a period of reduced capital expenditures. Moreover, our current products are alternatives to existing UPS and battery-based systems and may never be accepted by our customers or may be made obsolete by other advances in power quality technologies.

Significant portions of our expenses are not variable in the short term and cannot be quickly reduced to respond to decreases in revenue. Therefore, if our revenue is below our expectations, our operating results are likely to be adversely and disproportionately affected. In addition, we may change our prices, modify our distribution strategy and policies, accelerate our investment in research and development, sales or marketing efforts in response to competitive pressures or to pursue new market opportunities. Any one of these activities may further limit our ability to adjust spending in response to revenue fluctuations. We use forecasted revenue to establish our expense budget. Because most of our expenses are fixed in the short term or incurred in advance of anticipated revenue, any shortfall in revenue may result in significant losses.

We derive a substantial portion of our revenues from international markets and plan to continue to expand such efforts, which subjects us to additional business risks including increased logistical and financial complexity, managing internal controls and processes, political instability and currency fluctuations.

The percentage of our product revenue derived from customers located outside of the United States was 42%, 45% and 39% in 2006, 2007 and 2008, respectively. Our international operations are subject to a number of risks, including:

•	foreign laws and business practices that favor local competition;

•	dependence on local channel partners;

•	compliance with multiple, conflicting and changing government laws and regulations;

•	longer sales cycles;

•	difficulties in managing and staffing foreign operations;

•	foreign currency exchange rate fluctuations and the associated effects on product demand and timing of payment;

•	political and economic stability, particularly in the Middle East and North Africa;

•	greater difficulty in the contracting and shipping process and in accounts receivable collection including longer collection periods;

•	greater difficulty in hiring qualified technical sales and application engineers; and

•	difficulties with financial reporting in foreign countries.

To date, the majority of our sales to international customers and purchases of components from international suppliers have been denominated in U.S. dollars. We have benefited from the decline in value of the U.S. dollar relative to foreign currencies over the last several years which has made our products more price competitive in foreign markets. As a result, an increase in the value of the U.S. dollar relative to foreign currencies could make our products more expensive for our international customers to purchase, thus rendering our products less competitive. As we increase direct sales in foreign markets, we are making more sales that are denominated in other currencies, primarily euros and British pounds. Those sales in currencies other than U.S. dollars can result in translation gains and losses. Currently, we do not engage in hedging activities for our international operations. However, we may engage in hedging activities in the future.

We are subject to risks relating to product concentration and lack of revenue diversification.

We derive a substantial portion of our revenue from a limited number of products, particularly our 250-900 kVA product family. We expect these products to continue to account for a large percentage of our revenues in the near term. Continued market acceptance of these products is therefore critical to our future success. Our future success will also depend in part on our ability to reduce our dependence on these few products by developing and introducing new products and product or feature enhancements in a timely manner. Specifically, our ability to capture significant market share depends on our ability to develop and market extensions to our existing UPS product line at higher and lower power range offerings and as containerized solutions. Even if we are able to develop and commercially introduce new products and enhancements, they may not achieve market acceptance, which would substantially impair our revenue, profitability and overall financial prospects. Successful product development and market acceptance of our existing and future products depend on a number of factors, including:

•	changing requirements of customers;

•	accurate prediction of market and technical requirements;

•	timely completion and introduction of new designs;

•	quality, price and performance of our products;

•	availability, quality, price and performance of competing products and technologies;

•	our customer service and support capabilities and responsiveness;

•	successful development of our relationships with existing and potential customers; and

•	changes in technology, industry standards or end-user preferences.

We must expand our distribution channels and manage our existing and new product distribution relationships to continue to grow our business.

The future growth of our business will depend in part on our ability to expand our existing relationships with distributors, to identify and develop additional channels for the distribution and sale of our products and to manage these relationships. As part of our growth strategy, we may expand our relationships with distributors and develop relationships with new distributors. We will also look to identify and develop new relationships with additional parties that could serve as an outlet for our products, or that could provide additional opportunities for our existing sales channels, such as the recent relationships that we have developed with Sun Microsystems, Hewlett Packard and Verari Systems. Our inability to successfully execute this strategy, and to integrate and manage our existing OEM channel partners and our new distributors and manufacturer’s representatives, could impede our future growth.

We must continue to hire and retain skilled personnel.

We believe our future success will depend in large part upon our ability to attract, motivate and retain highly skilled managerial, engineering and sales and product marketing personnel. There is a limited supply of skilled employees in the power quality marketplace. A decline in our stock price can result in a substantial number of “underwater” stock options, whereby the exercise price of the option is greater than the current market value of our common stock. As a result, the financial attractiveness of the stock options is substantially diminished, which may cause certain of our employees to seek employment elsewhere as a result of this decreased financial incentive, or impair our ability to recruit new employees. In addition, our efforts to attract and retain highly skilled employees could be harmed by our past or any future workforce reductions. Our failure to attract and retain the highly trained technical personnel who are essential to our product development, marketing, sales, service and support teams may limit the rate at which we can develop new products or generate revenue. If we are unable to retain the personnel we currently employ, or if we are unable to quickly replace departing employees, our operations and new product development may suffer.

We are significantly dependent on our relationship with Caterpillar, our primary OEM customer. If this relationship is unsuccessful, for whatever reason, our business and financial prospects would likely suffer.

Caterpillar and its dealer network is our primary OEM customer and our largest single customer for our flywheel-based products. Caterpillar and its dealer network accounted for 35%, 31% and 40% of our revenue during 2006, 2007 and 2008, respectively. If our relationship with Caterpillar is not successful, or if Caterpillar’s distribution of the Cat UPS product is not successful or suffers a material change, our business and financial prospects would likely suffer. Pursuant to our distribution agreement with Caterpillar, they are an OEM distributor of our CleanSource UPS product which is then marketed to Caterpillar’s dealer network under the brand name CAT UPS. Caterpillar is not obligated to purchase any minimum quantity of CleanSource UPS units from us.

We have underutilized manufacturing capacity and have no experience manufacturing our products in large quantities.

In 2001, we leased and equipped a 127,000 square foot facility used for manufacturing and testing of our three-phase product line, including our DC and UPS products. To be financially successful, and to fully utilize the capacity of this facility and allocate its associated overhead, we must achieve significantly higher sales volumes. We must accomplish this while also preserving the quality levels we achieved when manufacturing these products in more limited quantities. To date, we have not been successful at increasing our sales volume to a level that fully utilizes the capacity of the facility and we may never increase our sales volume to necessary levels. During 2007 we subleased approximately 31,000 feet of our manufacturing facility to help lower our operating costs and to take advantage of surplus space that we leased but were not using. If we do not reach these necessary sales volume levels, or if we cannot sell our products at our suggested prices, our ability to reach profitability will be materially limited.

Achieving the necessary production levels presents a number of technological and engineering challenges for us. We have not previously manufactured our products in high volume. We do not know whether or when we will be able to develop efficient, low-cost manufacturing capability and processes that will enable us to meet the quality, price, engineering, design and product standards or production volumes required to successfully manufacture large quantities of our products. Even if we are successful in developing our manufacturing capability and processes, we do not know whether we will do so in time to meet our product commercialization schedule or to satisfy the requirements of our customers.

We must build quality products to ensure acceptance of our products.

The market perception of our products and related acceptance of the products is highly dependent upon the quality and reliability of the products that we build. Any quality problems attributable to the CleanSource DC, CleanSource UPS or CoolAir DC product lines may substantially impair our revenue prospects. Moreover, quality problems for our product lines could cause us to delay or cease shipments of products or have to recall or field upgrade products, thus adversely affecting our ability to meet revenue or cost targets. In addition, while we seek to limit our liability as a result of product failure or defects through warranty and other limitations, if one of our products fails, a customer could suffer a significant loss and seek to hold us responsible for that loss.

We currently operate without a sufficient backlog.

We generally operate our business without a sufficient backlog of orders from customers. Normally our products are shipped and revenue is recognized shortly after the order is received and usually within two quarters of the date of the order. Because our backlog is not sufficient to provide all of the next quarter’s revenue, revenue in any quarter is substantially dependent on orders booked and shipped throughout that quarter. We are attempting to increase the size of our backlog to allow greater efficiency in production and to facilitate business planning and to improve visibility, but there can be no guarantee that we can successfully build meaningful backlog.

Seasonality may contribute to fluctuations in our quarterly operating results.

Our business has, on occasion, experienced seasonal customer buying patterns. In recent years, the UPS industry has generally experienced relatively weaker demand in the first calendar quarter of the year and we have experienced the same behavior. We believe that this pattern will continue. In addition, we anticipate that demand for our products in Europe and Africa may decline in the summer months, as compared to other regions, because of reduced corporate buying patterns during the vacation season.

We depend on sole and limited source suppliers, and outsource selected component manufacturing.

We purchase several component parts from sole source and limited source suppliers. As a result of our current volumes, we lack significant leverage with these and other suppliers. If our suppliers receive excess demand for their products, we may receive a low priority for order fulfillment as large volume customers may receive priority that may result in delays in our acquiring components. If we are delayed in acquiring components for our products, the manufacture and shipment of our products also will be delayed. We are, however, continuing to enter into long-term agreements with our sole suppliers and other key suppliers, when available, using a rolling sales volume forecast to stabilize component availability. Lead times for ordering materials and components vary significantly and depend on factors such as specific supplier requirements, contract terms, the extensive production time required and current market demand for such components. Some of these delays may be substantial. As a result, we purchase several components in large quantities to protect our ability to deliver finished products. If we overestimate our component requirements, we may have excess inventory, which will increase our costs. If we underestimate our component requirements, we will have inadequate inventory, which will delay our manufacturing and render us unable to deliver products to customers on scheduled delivery dates. If we are unable to obtain a component from a supplier or if the price of a component has increased substantially, we may be required to manufacture the component internally, which will also result in delays or be required to absorb price increases. Manufacturing delays could negatively impact our ability to sell our products and could damage our customer relationships.

To assure the availability of our products to our customers, we outsource the manufacturing of selected components prior to the receipt of purchase orders from customers based on their forecasts of their product needs and internal product sales revenue forecasts. However, these forecasts do not represent binding purchase commitments from our customers. We do not recognize revenue for such products until we receive an order from the customer and the product is shipped to the customer. As a result, we incur inventory and manufacturing costs in advance of anticipated revenue. As demand for our products may not materialize, this product delivery method subjects us to increased risks of high inventory carrying costs, obsolescence and excess, and may increase our operating costs. In addition, we may from time to time make design changes to our products, which could lead to obsolescence of inventory.

We face significant competition from other companies.

The markets for power quality and power reliability are intensely competitive. There are many companies engaged in all areas of traditional and alternative UPS and backup systems in the United States and abroad, including, among others, major electric and specialized electronics firms, as well as universities, research institutions and foreign government-sponsored companies. There are many companies that are developing flywheel-based energy storage systems and flywheel-based power quality systems. We may face future competition from companies that are developing other types of emerging power technologies, such as high-speed composite flywheels, ultra capacitors and superconducting magnetic energy storage.

Many of our current and potential competitors have longer operating histories, significantly greater financial, technical, marketing and other resources, broader name and brand recognition and a larger installed base of customers than us. As a result, these competitors may have greater credibility with our existing and potential customers and greater service infrastructure than we do. They also may be able to adopt more aggressive pricing policies and devote greater resources to the development, promotion and sale of their products than we can to ours, which would allow them to respond more quickly than us to new or emerging technologies or changes in customer requirements. In addition, some of our current and potential competitors have established supplier or joint development relationships with our current or potential customers. These competitors may be able to leverage their existing relationships to discourage these customers from purchasing products from us or to persuade them to replace our products with their products. Increased competition could decrease our prices, reduce our sales, lower our margins, or decrease our market share. These and other competitive pressures could prevent us from competing successfully against current or future competitors and could materially harm our business.

We may be unable to protect our intellectual property and proprietary rights.

Our success depends to a significant degree upon our ability to protect our proprietary technology, and we expect that future technological advancements made by us will be critical to sustain market acceptance of our products. We rely on a combination of patent, copyright, trademark and trade secret laws and restrictions on disclosure to protect our intellectual property rights. We also enter into confidentiality or license agreements with our employees, consultants and business partners and control access to and distribution of our software, documentation and other proprietary information. Despite these efforts, unauthorized parties may attempt to copy or otherwise obtain and use our products or technology. Monitoring unauthorized use of our products is difficult, and we cannot be certain that the steps we have taken will prevent unauthorized use of our technology, particularly in foreign countries where applicable laws may not protect our proprietary rights as fully as in the United States. In addition, the measures we undertake may not be sufficient to adequately protect our proprietary technology and may not preclude competitors from independently developing products with functionality or features similar to those of our products.

We may be subject to claims by others that we infringe on their proprietary technology.

In recent years, there has been significant litigation in the United States involving patents, trademarks and other intellectual property rights. We may become involved in litigation in the future to protect our intellectual property or defend allegations of infringement asserted by others. Legal proceedings could subject us to significant liability for damages or invalidate our intellectual property rights. Any litigation, regardless of its merits or its outcome, would likely be time consuming and expensive to resolve and would divert management’s time and attention. Any potential intellectual property litigation also could force us to take specific actions, including:

•	cease selling our products that use the challenged intellectual property;

•	obtain from the owner of the infringed intellectual property right a license to sell or use the relevant technology or trademark, which license may not be available on reasonable terms, or at all;

•	redesign those products that use infringing intellectual property; or

•	cease to use an infringing trademark.

Our involvement in any such litigation will cause us to incur unexpected litigation costs, require modifications to or limit our ability to sell our products, and adversely impact our business and reputation.

We have anti-takeover provisions that could discourage, delay or prevent our acquisition.

Provisions of our certificate of incorporation and bylaws could have the effect of discouraging, delaying or preventing a merger or acquisition that a stockholder may consider favorable. Additionally, in December 2001, our board of directors approved a stockholder rights plan, which would require a potential acquirer to negotiate directly with our board of directors regarding any planned acquisition. We also are subject to the anti-takeover laws of the State of Delaware, which may further discourage, delay or prevent someone from acquiring or merging with us. In addition, our agreement with Caterpillar for the distribution of CleanSource UPS provides that Caterpillar may terminate the agreement in the event we are acquired or undergo a change in control. The possible loss of our most significant customer could be a significant deterrent to possible acquirers and may substantially limit the number of possible acquirers. All of these factors may decrease the likelihood that we would be acquired, which may depress the market price of our common stock.

The trading price of our common stock has been volatile and is likely to be volatile in the future.

Historically the market price of our common stock has fluctuated significantly. In 2008 the sales price of our common stock ranged from $.22 to $2.60. In 2009, the sales price of our common stock has ranged from $0.28 to $0.95. In addition to those risks described earlier in this section, the market price of our common stock can be expected to fluctuate significantly in response to numerous other factors, many of which are beyond our control, including the following:

•	actual or anticipated fluctuations in our operating results;

•	changes in financial estimates by securities analysts or our failure to perform in line with such estimates;

•	changes in market valuations of other technology companies, particularly those that sell products used in power quality systems;

•	announcements by us or our competitors of significant technical innovations, acquisitions, strategic partnerships, joint ventures or capital commitments;

•	introduction of technologies or product enhancements that reduce the need for flywheel energy storage systems;

•	the loss of one or more key OEM customers;

•	inability to successfully expand our distribution channels;

•	departures of key personnel; and

•	changing external capital market conditions.

If the market for technology stocks or the stock market in general experiences loss of investor confidence, the trading price of our common stock could decline for reasons unrelated to our business, operating results or financial condition. The trading price of our common stock might also decline in reaction to events that affect other companies in our industry or the stock market generally even if these events do not directly affect us. Each of these factors, among others, could cause our stock price to decline. Some companies that have had volatile market prices for their securities have had securities class actions filed against them. If a suit were filed against us, regardless of its merits or outcome, it could result in substantial costs and divert management’s attention and resources.

Securities or industry analysts may not publish research or may publish inaccurate or unfavorable research about our business.

The trading market for our common stock will continue to depend in part on the research and reports that securities or industry analysts publish about us or our business. If we do not continue to maintain adequate research coverage or if one or more of the analysts who covers us downgrades our stock or publishes inaccurate or unfavorable research about our business, our stock price would likely decline. If one or more of these analysts ceases coverage of our company or fails to publish reports on us regularly, demand for our stock could decrease, which could cause our stock price and trading volume to decline.

Our internal control over financial reporting may not prevent or detect misstatements because of its inherent limitations.

Pursuant to the Sarbanes-Oxley Act of 2002, we are required to provide a report by management on internal control over financial reporting, including management’s assessment of the effectiveness of such control. Internal control over financial reporting may not prevent or detect misstatements because of its inherent limitations, including the possibility of human error, the circumvention or overriding of controls, or fraud. Therefore, even effective internal controls can provide only reasonable assurance with respect to the preparation and fair presentation of financial statements. In addition, projections of any evaluation of effectiveness of internal control over financial reporting to future periods are subject to the risk that the control may become inadequate because of changes in conditions, or that the degree of compliance with the policies or procedures may deteriorate. If we fail to maintain the adequacy of our internal controls, including any failure to implement required new or improved controls, or if we experience difficulties in their implementation, our business and operating results could be harmed, we could fail to meet our reporting obligations, and there could be a material adverse effect on our stock price.

If we need additional capital in the future, it may not be available to us on favorable terms, or at all.

We have historically relied on outside financing and cash flow from operations to fund our operations, capital expenditures and expansion. We may require additional capital from equity or debt financing in the future to fund our operations or respond to competitive pressures or strategic opportunities. We may not be able to secure timely additional financing on favorable terms, or at all. The terms of any additional financing may place limits on our financial and operating flexibility. If we raise additional funds through further issuances of equity, convertible debt securities or other securities convertible into equity, our existing stockholders could suffer significant dilution in their percentage ownership of our company, and any new securities we issue could have rights, preferences and privileges senior to those of holders of our common stock. If we are unable to obtain adequate financing or financing on terms satisfactory to us, if and when we require it, our ability to grow or support our business and to respond to business challenges could be significantly limited. Should additional funding be required, we may need to raise the required funds through borrowings or public or private sales of debt or equity securities. If we raise additional funds through the issuance of debt or equity securities, the percentage ownership of our stockholders could be significantly diluted. If we obtain additional debt financing, a substantial portion of our operating cash flow may be dedicated to the payment of principal and interest on such indebtedness, and the terms of the debt securities issued could impose significant restrictions on our operations. We do not know whether we will be able to secure additional funding, or funding on terms acceptable to us, to continue our operations as planned. If financing is not available, we may be required to reduce, delay or eliminate certain activities or to license or sell to others some of our proprietary technology.

Our common stock could be delisted from the NASDAQ Global Market if our stock price continues to trade below $1.00 per share.

On August 18, 2008, we received a Staff Deficiency Letter from The NASDAQ Stock Market LLC, or NASDAQ, notifying us that we were not in compliance with NASDAQ’s Marketplace Rule 4450(a)(5), or the Rule, because the closing bid price for our Common Stock had, for the preceding 30 consecutive business days, closed below the minimum $1.00 per share requirement for continued listing. In accordance with Marketplace Rule 4450(e)(2) we were provided a period of 180 calendar days, or until February 17, 2009, to regain compliance. On October 16, 2008, NASDAQ announced that they had suspended the enforcement of the Rule until January 19, 2009, and then on December 23, 2008 NASDAQ announced the suspension of enforcement of the Rule until April 20, 2009. Again in March 2009, NASDAQ announced a further suspension of enforcement of the Rule until July 20, 2009. Then again on July 14, 2009, NASDAQ announced a further suspension of enforcement of the Rule until July 31, 2009. As a result, the period during which we must regain compliance has been extended to December 2, 2009. If at any time before December 2, 2009, the bid price of our Common Stock closes at or above $1.00 per share for a minimum of 10 consecutive business days, NASDAQ will provide written notification that we have achieved compliance with the Rule. If compliance with the Rule cannot be demonstrated by December 2, 2009, our Common Stock will be subject to delisting from The NASDAQ Global Market.

In the event that we receive notice that our common stock is being delisted from The NASDAQ Global Market, NASDAQ rules permit us to appeal any delisting determination by the NASDAQ staff to a NASDAQ Listing Qualifications Panel. Alternatively, NASDAQ may permit us to transfer the listing of our common stock to The NASDAQ Capital Market if we satisfy the requirements for initial inclusion set forth in Marketplace Rule 4310(c), except for the bid price requirement. Currently we believe we satisfy these requirements. If our application for transfer is approved, we would have an additional 180 calendar days to comply with the Rule in order to remain on The NASDAQ Capital Market.

We will continue to monitor the bid price for our common stock and consider various options available to us if our common stock does not trade at a level that is likely to regain compliance.

Delisting from The NASDAQ Global Market could have an adverse effect on our business and on the trading of our common stock. If a delisting of our common stock from the NASDAQ Stock Market were to occur, our common stock would trade on the OTC Bulletin Board or on the “pink sheets” maintained by the National Quotation Bureau, Inc. Such alternatives are generally considered to be less efficient markets, and our stock price, as well as the liquidity of our common stock, may be adversely impacted as a result.

THE OFFER

1.	Eligibility.

You are an “eligible employee” only if you are an employee of Active Power at the commencement of this offer and remain an employee of Active Power, Inc. or its subsidiaries through the new option grant date. However, members of our board of directors, named executive officers, and our employees with a title of vice president and above will not be eligible employees and therefore may not participate in this offer. Our named executive officers or members of our board of directors are listed on Schedule A of this Offer to Exchange.

To receive a grant of new options, you must remain an employee of Active Power or a successor entity through the new option grant date, which will be the same U.S. calendar day as the cancellation date. If you do not remain employed by us or a successor entity through the new option grant date, you will keep your current eligible options and they will vest and expire in accordance with their terms. If we do not extend the offer, the new option grant date will be August 13, 2009. Except as provided by applicable law and/or an agreement between you and Active Power or by the requirements of applicable law, your employment or other service with Active Power will remain “at will” and can be terminated by you or us at any time, with or without cause or notice. In order to vest in your new options, you generally must remain a service provider with us through each relevant vesting date. If your service with us terminates before your new options vest, your new options will expire unvested and you will not be able to exercise any portion of the unvested new options.

2.	Number of options; expiration date.

Subject to the terms and conditions of this offer, we will accept for exchange options to purchase shares of our common stock held by eligible employees that have an exercise price equal to or greater than $0.95 per share that were granted on or before July 16, 2008, and that remain outstanding and unexercised as of the expiration date. In order to be eligible, options must be outstanding on the expiration date of the offer, currently expected to be August 13, 2009. For example, if a particular option grant expires during the offering period, that particular option grant is not eligible for exchange.

Participation in this offer is completely voluntary. You may decide which of your eligible options you wish to exchange. If you hold more than one eligible option, however, you may choose to exchange one or more of such eligible options without having to exchange all of your eligible options. If you elect to participate in this offer, you must exchange all of the unexercised shares subject to any particular eligible option that you choose to exchange. We are not accepting partial tenders of options. If you elect to participate in this offer with respect to any partially exercised eligible option, you must exchange the entire remaining portion of such option grant.

For example, if you hold (1) an eligible option to purchase 1,000 shares, 600 shares of which you have already exercised, (2) an eligible option to purchase 1,000 shares, and (3) an eligible option to purchase 2,000 shares, you may elect to exchange:

•	Your first eligible option grant covering the entire remaining 400 shares,

•	Your second eligible option grant covering 1,000 shares,

•	Your third eligible option grant covering 2,000 shares,

•	Two of your three eligible option grants for the amount of shares as described above,

•	All three of your eligible option grants for the amount of shares as described above, or

•	None of your eligible option grants.

These are your only choices in the above example. You may not elect, for example, to exchange your first eligible option grant with respect to options to purchase only 150 shares (or any other partial amount) under that grant or less than all of the shares under the second and third eligible option grants.

If you have an eligible option that is subject to a domestic relations order (or comparable legal document as the result of the end of a marriage) and a person who is not an eligible employee beneficially owns a portion of that option, you may accept this offer with respect to the entire remaining outstanding portion of the option if so directed by the beneficial owner as to his or her portion in accordance with the domestic relations order or comparable legal documents. Since we are not accepting partial tenders of options, you may not accept this offer with respect to a portion of an eligible option that is beneficially owned by you while rejecting it with respect to the portion beneficially owned by someone else. As you are the legal owner of the eligible option, the Company will respect an election properly made by you and accepted by the Company and will not be responsible to you or the beneficial owner of the eligible option for any errors made by you with respect to such an election.

Subject to the terms of this offer and upon our acceptance of your properly tendered options, your exchanged options will be cancelled and you will be granted new options as follows:

Per Share Exercise Price of Eligible Options	New Options for Exchanged Options
$0.95 - $2.49	1 New Option for every 2 Exchanged Options
$2.50 and higher	1 New Option for every 3 Exchanged Options

For purposes of this offer, including the exchange ratios, the term “option” generally refers to an option to purchase one or more shares of our common stock. For purposes of applying the exchange ratios, fractional shares will be rounded down to the nearest whole share on a grant-by-grant basis.

The exchange ratios are intended to result in the issuance of new options for which we will recognize little or no accounting expense. The calculations to determine the exchange ratios calculate the “fair value” of the eligible awards using a standard but complicated valuation method called “Black-Scholes,” which takes into account a number of different factors relating to the eligible options, including their remaining term.

Please note: The exchange ratios apply to each of your eligible option grants separately. This means that the various eligible options you hold may be subject to different exchange ratios.

Example 1

If you exchange an eligible option grant covering 1,000 shares with an exercise price of $2.00, on the new option grant date you will receive a new option covering 500 shares. This is equal to the 1,000 shares divided by 2.0 (the exchange ratio for an eligible award with an exercise price of $2.00).

Example 2

If you exchange an eligible option grant covering 500 shares with an exercise price of $2.60, on the new option grant date you will receive a new option covering 166 shares. This is equal to the 500 shares divided by 3.0 (the exchange ratio for an eligible award with an exercise price of $2.60), rounded down to the nearest whole share.

All new options will be subject to the terms of the new option agreement to be entered into between you and Active Power and the Active Power Stock Plan. The current forms of option agreement under the Active Power Stock Plan are filed as exhibits to the Schedule TO with which this Offer to Exchange has been filed and is available on the SEC website at www.sec.gov.

The expiration date for this offer will be 5:00 p.m., Central Time, on August 13, 2009 unless we extend the offer. We may, in our discretion, extend the offer, in which event the expiration date will refer to the latest time and date at which the extended offer expires. See Section 15 of this Offer to Exchange for a description of our rights to extend, terminate and amend the offer.

3.	Purpose of the offer.

We believe that this offer will foster retention of our valuable employees and better align the interests of our employees and stockholders to maximize stockholder value. The currently outstanding options were issued to attract and retain the best available personnel for positions of substantial responsibility, to provide additional incentive to individuals who perform services for Active Power and to promote the success of our business. Providing renewed incentives to our employees who participate in this offer will add incentive value to our employees and will enhance long-term shareholder value by providing greater assurance that the Company will be able to retain experienced and productive employees, by improving the morale of our employees generally, and by aligning the interest of our employees more fully with the interests of our stockholders.

As of December 31, 2008, all of the Company’s outstanding stock options, and as of June 30, 2009, approximately 76% of the Company’s outstanding stock options, had exercise prices that exceeded the current market price of Active Power’s common stock and the average market price of our stock over the prior 12 months. Our stock price has experienced a significant decline during the last few years, and particularly in 2008 due in large part to the continued weak economy as well as other factors outside of our control that have negatively impacted the volume and trading activity of our common stock. We have continued to increase revenue and to reduce our operating losses through this period despite the decline in our stock price. We have taken a number of steps since January 2008 to transform and grow our business and improve our operating performance, including adding new channels of distribution, introducing a containerized product offering for global UPS markets, and building our brand and service operations. However, our efforts have not yet had a significant impact on our stock price, which remains at a historically low level. Our board of directors and the Compensation Committee of the board of directors believe that these underwater options no longer provide the long-term incentive and retention objectives that they were intended to provide. They also believe that the offer is an important component of our strategy to align employee and shareholder interests through our equity compensation programs.

The offer also will have the added benefit of reducing the overhang represented by the outstanding eligible options. Further, the offer will help to better align the value associated with the compensation expense that we recognize and will continue to recognize in the future for outstanding options. The offer is structured to be cost-neutral and to minimize any additional compensation expense to us. The offer is structured to allow us to realize real incentive and retention benefits from the new options issued, while recognizing essentially the same amount of compensation expense as we would have recognized for the eligible options.

Except as otherwise disclosed in this offer or in our SEC filings, we presently have no plans or proposals that relate to or would result in:

•	any extraordinary transaction, such as a merger, reorganization or liquidation involving the Company;

•	any purchase, sale or transfer of a material amount of our assets;

•	any material change in our present dividend rate or policy, or our indebtedness or capitalization;

•

any change in our present board of directors or management, including a change in the number or term of directors or to fill any existing board of director vacancies or to change any executive officer’s material terms of employment;

•	any other material change in our corporate structure or business;

•	our common stock being delisted from The NASDAQ Global Market or not being authorized for quotation in an automated quotation system operated by a national securities association;

•	our common stock becoming eligible for termination of registration pursuant to Section 12(g)(4) of the Exchange Act;

•	the suspension of our obligation to file reports pursuant to Section 15(d) of the Exchange Act;

•	the acquisition by any person of an amount of our securities or the disposition of an amount of any of our securities; or

•	any change in our certificate of incorporation or bylaws, or any actions that may impede the acquisition of control of us by any person.

In the ordinary course of business, the Company makes changes in the composition and structure of its board of directors and/or management. The Company expects that it will continue to make changes in this regard.

Neither we nor our board of directors makes any recommendation as to whether you should participate in this offer, nor have we authorized any person to make any such recommendation. You should evaluate carefully all of the information in this offer and consult your investment and tax advisors. You must make your own decision about whether to participate in this offer.

4.	Procedures for electing to participate in this offer.

Proper election to exchange options.

If you are an eligible employee, you will receive on the commencement of the offer an email from James Clishem announcing this offer.

Proper election to exchange options.

Participation in this offer is voluntary. If you choose to participate in this offer, you must do the following no later than 5:00 p.m., Central Time, on August 13, 2009 (currently expected to be the expiration date):

1.	Properly complete, sign, and date the attached election form; and

2.	Fax or email the completed, signed and dated election form to:

Jennifer Crow
Finance Manager
Active Power, Inc.
Fax:	(512) 836-4511
Email:	jennifercrow@activepower.com

If you elect to exchange any eligible option grant in this offer, you must elect to exchange all shares subject to that eligible option grant. If you hold more than one eligible option, however, you may choose to exchange one or more of such eligible options without having to exchange all of your eligible options. To help you recall your outstanding eligible options and to give you the information necessary to make an informed decision, we will provide you with a Personnel Summary listing your eligible options, the grant date of your eligible options, vesting schedule of your eligible options, the exercise price of your eligible options, the maximum expiration date of your eligible options and the number of outstanding shares subject to your eligible options. If you hold an option that is not listed on the Personnel Summary, the option is not an eligible option.

Your election to participate becomes irrevocable at 5:00 p.m., Central Time, on August 13, 2009, unless the offer is extended past that time, in which case your election will become irrevocable at the new expiration date, except as provided in Section 5 of this Offer to Exchange. You may change your mind after you have submitted an election form and withdraw from the offer at any time before the expiration date, as described in Section 5 of this Offer to Exchange. You may change your mind as many times as you wish, but you will be bound by the last properly submitted election form we receive before the expiration date.

The delivery of all documents, including election forms, is at your risk. Active Power intends to confirm the receipt of your election form by email within two U.S. business days. If you have not received an email confirmation, you must confirm that we have received your election form and/or any withdrawal form. Only responses that are complete, signed, dated and actually received by the Company by the deadline will be accepted. Responses may only be submitted via fax or email. Responses submitted by any other means, including hand delivery, are not permitted.

This is a one-time offer, and we will strictly enforce the election period. We reserve the right to reject any election that we determine is not in good order or that we determine is unlawful to accept. Subject to the terms and conditions of this offer, promptly after the expiration of this offer we will accept all eligible options with respect to which proper elections are made.

Our receipt of your election form is not by itself an acceptance of your options. For purposes of this offer, we will be deemed to have accepted options with respect to which proper elections have been made and are not properly withdrawn by you as of the time when we give oral or written notice to the option holders generally of our acceptance of options. We may issue this notice of acceptance by press release, email, or other methods of communication. Options accepted will be cancelled on the cancellation date, which we presently expect will be August 13, 2009.

Determination of validity; rejection of options; waiver of defects; no obligation to give notice of defects.

We will determine, in our discretion, all questions about the validity, form, eligibility (including time of receipt) and acceptance of any options. Our determination of these matters will be given the maximum deference permitted by law. However, you have all rights accorded to you under applicable law to challenge such determination in a court of competent jurisdiction. Only a court of competent jurisdiction can make a determination that will be final and binding on all parties. We reserve the right to reject any election form or any options tendered for exchange that we determine are not in appropriate form or that we determine are unlawful to accept. We will accept all properly tendered eligible options that are not validly withdrawn, subject to the terms of this offer. No tender of options will be deemed to have been properly made until all defects or irregularities have been cured or waived by us. We have no obligation to give notice of any defects or irregularities in any election form, and we will not incur any liability for failure to give any notice. Neither we nor any other person is obligated to give notice of any defects or irregularities in elections, nor will anyone incur any liability for failure to give any notice. This is a one-time offer. We will strictly enforce the election period, subject only to an extension that we may grant in our discretion.

Our acceptance constitutes an agreement.

Your election to exchange options through the procedures described above constitutes your acceptance of the terms and conditions of this offer. Our acceptance of your options for exchange will constitute a binding agreement between Active Power and you upon the terms and subject to the conditions of this offer.

5.	Withdrawal rights and change of election.

You may withdraw some or all of the eligible options that you previously elected to exchange only in accordance with the provisions of this section.

You may withdraw some or all of the eligible options that you previously elected to exchange at any time before the expiration date, which is expected to be 5:00 p.m., Central Time, on August 13, 2009. If we extend the offer, you may withdraw your options at any time until the extended expiration date. In addition, although we intend to accept all validly tendered eligible options promptly after the expiration of this offer, if we have not accepted your eligible options by 11:00 p.m., Central Time, on September 10, 2009, you may withdraw your eligible options at any time thereafter.

To withdraw your election, you must do the following by the expiration date:

1.	Properly complete, sign, and date the attached withdrawal form; and

2.	Fax or email the completed, signed, and dated withdrawal form to:

Jennifer Crow
Finance Manager
Active Power, Inc.
Fax:	(512) 836-4511
Email:	jennifercrow@activepower.com

You may change your mind as many times as you wish, but you will be bound by the last properly submitted election form and/or withdrawal form we receive before the expiration date. Any options that you do not withdraw will be bound pursuant to your prior election form.

If you withdraw some or all of your eligible options, you may elect to exchange the withdrawn awards again at any time before the expiration date. All options that you withdraw will be deemed not properly tendered for purposes of the offer, unless you properly re-elect to exchange such eligible options before the expiration date. To re-elect to exchange some or all of your eligible options, you must submit a new election form to Active Power before the expiration date by following the procedures described in Section 4 of this Offer to Exchange. This new election form must be properly completed, signed and dated after your original election form and after your withdrawal form and must list all eligible options you wish to exchange. Any prior election form will be disregarded.

Neither we nor any other person is obligated to give you notice of any defects or irregularities in any election form, nor will anyone incur any liability for failure to give any notice. We will determine, in our discretion, all questions as to the form and validity, including time of receipt, of election forms. Our determination of these matters will be given the maximum deference permitted by law. However, you have all rights accorded to you under applicable law to challenge such determination in a court of competent jurisdiction. Only a court of competent jurisdiction can make a determination that will be final and binding.

The delivery of all documents, including election forms and withdrawal forms, is at your risk. Active Power intends to confirm the receipt of your election and/or withdrawal form by email within two U.S. business days. If you have not received an email confirmation, it is your responsibility to confirm that we have received your election and/or withdrawal form. Only responses that are complete, signed, dated and actually received via fax or email by Active Power by the deadline will be accepted. Responses may be submitted only by fax or email. Responses submitted by any other means, including hand delivery, United States mail (or other post) and Federal Express (or similar delivery service) are not permitted.

6.	Acceptance of options for exchange and issuance of new options.

Upon the terms and conditions of this offer and promptly following the expiration date, we will accept for exchange and cancel all eligible options properly elected for exchange and not validly withdrawn before the expiration of this offer. Once the options are cancelled, you no longer will have any rights with respect to those options. In addition, as discussed in Sections 9 and 14 of this Offer to Exchange, your new options will be treated as nonstatutory stock options for U.S. tax purposes as a result of the exchange, regardless of whether your eligible options were incentive stock options or nonstatutory stock options for U.S. tax purposes. Subject to the terms and conditions of this offer, if your eligible options are properly tendered by you for exchange and accepted by us, these eligible options will be cancelled as of the cancellation date, which we anticipate to be August 13, 2009 (but following the expiration of the offer).

For purposes of the offer, we will be deemed to have accepted eligible options for exchange that are validly tendered and are not properly withdrawn as of the time when we give oral or written notice to the option holders generally of our acceptance for exchange of the eligible options. This notice may be made by press release, email or other method of communication. Subject to our rights to terminate the offer, discussed in Section 15 of this Offer to Exchange, we currently expect that we will accept promptly after the expiration of this offer all properly tendered eligible options that are not validly withdrawn.

We will grant the new options on the new option grant date. We expect the new option grant date to be August 13, 2009 (but following expiration of the offer). If the expiration date is extended, the new option grant date similarly will be delayed. All new options will be granted under the Active Power Stock Plan and will be subject to an option agreement between you and Active Power. The number of new options you will receive will be determined in accordance with the per share exercise price of your exchanged options as described in Section 2 of this Offer to Exchange. Promptly after the expiration date, we will send you your new option agreement. You may exercise the shares subject to the new options when and if your new options vest, in accordance with the vesting schedule described in Section 9 of this Offer to Exchange.

Options that we do not accept for exchange will remain outstanding until they expire by their terms and will retain their current exercise price and current vesting schedule.

7.	Conditions of the offer.

Notwithstanding any other provision of this offer, we will not be required to accept any options tendered for exchange, and we may terminate the offer, or postpone our acceptance and cancellation of any options tendered for exchange, in each case, subject to Rule 13e-4(f)(5) under the Exchange Act, if at any time on or after the date this offer begins, and before the expiration date, any of the following events has occurred, or has been determined by us to have occurred:

•

there shall have been threatened or instituted or be pending any action, proceeding or litigation seeking to enjoin, make illegal or delay completion of the offer or otherwise relating in any manner, to the offer;

•

any order, stay, judgment or decree is issued by any court, government, governmental authority or other regulatory or administrative authority and is in effect, or any statute, rule, regulation, governmental order or injunction shall have been proposed, enacted, enforced or deemed applicable to the offer, any of which might restrain, prohibit or delay completion of the offer or impair the contemplated benefits of the offer to us (see Section 3 of this Offer to Exchange for a description of the contemplated benefits of the offer to us);

•	there shall have occurred:

•	any general suspension of trading in, or limitation on prices for, our securities on any national securities exchange or in an over the-counter market in the United States,

•	the declaration of a banking moratorium or any suspension of payments in respect of banks in the United States,

•

any limitation, whether or not mandatory, by any governmental, regulatory or administrative agency or authority on, or any event that, in our reasonable judgment, might affect, the extension of credit to us by banks or other lending institutions in the United States,

•

in our reasonable judgment, any extraordinary or material adverse change in United States financial markets generally, including a decline of at least 10% in either the Dow Jones Industrial Average, the NYSE Index, the NASDAQ Composite Index or the Standard & Poor’s 500 Index from the date of the commencement of the offer,

•

the commencement or continuation of a war or other national or international calamity directly or indirectly involving the United States, which could reasonably be expected to affect materially or adversely, or to delay materially, the completion of the offer, or

•	if any of the situations described above existed at the time of commencement of the offer and that situation, in our reasonable judgment, deteriorates materially after commencement of the offer;

•

a tender or offer, other than this offer by us, for some or all of our shares of outstanding common stock, or a merger, acquisition or other business combination proposal involving us, shall have been proposed, announced or made by another person or entity or shall have been publicly disclosed or we shall have learned that:

•	any person, entity or group has purchased all or substantially all of our assets,

•

any person, entity or “group” within the meaning of Section 13(d)(3) of the Exchange Act acquires more than 5% of our outstanding shares of common stock, other than a person, entity or group that had publicly disclosed such ownership with the SEC prior to the date of commencement of the offer,

•	any such person, entity or group that had publicly disclosed such ownership prior to such date shall acquire additional common stock constituting more than 1% of our outstanding shares,

•

any new group shall have been formed that beneficially owns more than 5% of our outstanding shares of common stock that in our judgment in any such case, and regardless of the circumstances, makes it inadvisable to proceed with the offer or with such acceptance for exchange of eligible options, or

•

any person, entity or group shall have filed a Notification and Report Form under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, or made a public announcement reflecting an intent to acquire us or any of our subsidiaries or any of the assets or securities of us or any of our subsidiaries;

•

there shall have occurred any change, development, clarification or position taken in generally accepted accounting principles that could or would require us to record for financial reporting purposes compensation expense against our earnings in connection with the offer other than as contemplated as of the commencement date of this offer (as described in Section 12);

•

any change or changes shall have occurred in the business, condition (financial or other), assets, income, operations or stock ownership of Active Power that have resulted or may result, in our reasonable judgment, in a material impairment of the contemplated benefits of the offer to us (see Section 3 of this Offer to Exchange for a description of the contemplated benefits of the offer to us); or

•

any rules or regulations by any governmental authority, the National Association of Securities Dealers, the NASDAQ Global Market, or other regulatory or administrative authority or any national securities exchange have been enacted, enforced, or deemed applicable to the Company, which might restrain, prohibit, or delay completion of the offer or impair the contemplated benefits of the offer to us (see Section 3 of this Offer to Exchange for a description of the contemplated benefits to us).

If any of the above events occur, we may:

•	terminate the offer and promptly return all eligible options with respect to which elections have been made to the eligible employees;

•	complete and/or extend the offer and, subject to your withdrawal rights, retain all options with respect to which elections have been made until the extended offer expires;

•	amend the terms of the offer; or

•	waive any unsatisfied condition and, subject to any requirement to extend the period of time during which the offer is open, complete the offer.

The conditions to this offer are for our benefit. We may assert them in our discretion regardless of the circumstances giving rise to them before the expiration date. We may waive any condition, in whole or in part, at any time and from time to time before the expiration date, in our discretion, whether or not we waive any other condition to the offer. Our failure at any time to exercise any of these rights will not be deemed a waiver of such rights, but will be deemed a waiver of our ability to assert the condition that was triggered with respect to the particular circumstances under which we failed to exercise our rights. Any determination we make concerning the events described in this Section 7 will be given the maximum deference permitted by law. However, you have all rights accorded to you under applicable law to challenge such determination in a court of competent jurisdiction. Only a court of competent jurisdiction can make a determination that will be final and binding upon the parties.

8.	Price range of shares underlying the options.

The common stock that underlies your options is traded on the NASDAQ Global Market under the symbol “ACPW.” The following table shows, for the periods indicated, the high and low intraday sales price per share of our common stock as reported by the NASDAQ Global Market.

	High	Low
2009
Second Quarter	$0.95	$0.46
First Quarter	$0.78	$0.28
2008
Fourth Quarter	$0.64	$0.22
Third Quarter	$1.18	$0.49
Second Quarter	$1.95	$0.91
First Quarter	$2.61	$1.38
2007
Fourth Quarter	$2.87	$1.61
Third Quarter	$2.30	$1.28
Second Quarter	$2.00	$1.46
First Quarter	$2.81	$1.80

On July 15, 2009, the closing sale price of our common stock, as reported by The NASDAQ Global Market was $0.80 per share.

You should evaluate current market quotes for our common stock, among other factors, before deciding whether or not to accept this offer.

9.	Source and amount of consideration; terms of new options.

Consideration.

We will grant new options in exchange for eligible options properly elected to be exchanged by you and accepted by us for such exchange. Subject to the terms and conditions of this offer, upon our acceptance of your properly tendered eligible options, you will be entitled to receive new options based on the exercise price of your exchanged options. The number of new options you receive will be reduced based on an exchange ratio to account for the decreased exercise price as described in Section 2 of this Offer to Exchange. Fractional shares covering new options will be rounded down to the nearest whole share on a grant-by-grant basis.

If we receive and accept elections from eligible employees of all options eligible for this offer, subject to the terms and conditions of this offer, we will exchange options to purchase a total of approximately 2,851,000 shares of our common stock, or approximately 4.29% of the total shares of our common stock outstanding as of June 30, 2009, and issue approximately 1,144,000 new options, which would represent 1.72% of the total shares of our common stock outstanding as of June 30, 2009.

General terms of exchanged options.

New options will be granted under the Active Power Stock Plan and will be subject to a new option agreement between you and Active Power. The terms and conditions of the new options may vary from the terms and conditions of the options that you tendered for exchange. Your new options will be classified for U.S. tax purposes as nonstatutory stock options regardless of whether your exchanged options were incentive stock options or nonstatutory stock options.

We recommend that you read the tax discussion in Section 14 of this Offer to Exchange and discuss the personal tax consequences of incentive stock options and nonstatutory stock options with your financial, legal and/or tax advisors. Furthermore, if you are an employee outside the U.S., you should carefully review Schedules C through G attached to this offer for your country of residence to determine whether different terms will apply to your new options.

The following description summarizes the material terms of the Active Power Stock Plan. Our statements in this Offer to Exchange concerning the Active Power Stock Plan and the new options are merely summaries and do not purport to be complete. The statements are subject to, and are qualified in their entirety by reference to, the Active Power Stock Plan and the forms of option agreement under such plan, which have been filed as exhibits to the Schedule TO with which this Offer to Exchange has been filed and are available on the SEC website at www.sec.gov. To receive a copy of the Active Power Stock Plan and the forms of option agreement thereunder, please contact:

Jennifer Crow
Finance Manager
Active Power, Inc.
Phone:	(512) 744-9254
Fax:	(512) 836-4511
Email:	jennifercrow@activepower.com

We will promptly furnish you copies of these documents upon request at our expense.

2000 Stock Incentive Plan

We have currently reserved 9,969,072 shares of our common stock for issuance under the Active Power, Inc. 2000 Stock Incentive Plan (the “Active Power Stock Plan”). The share reserve under the Active Power Stock Plan automatically increases on the first trading day in January of each calendar year by an amount equal to two percent (2%) of the total number of shares of our common stock outstanding on the last trading day of December in the prior calendar year, but in no event will this annual increase exceed 1,080,000 shares. In addition, no participant in the Active Power Stock Plan may be granted stock options, separately exercisable stock appreciation rights or direct stock issuances for more than 1,080,000 shares of common stock in total in any calendar year. The Active Power Stock Plan has three separate programs:

•

the discretionary option grant program, under which eligible individuals may be granted options to purchase shares of our common stock at an exercise price less than, equal to or greater than the fair market value of those shares on the grant date;

•

the stock issuance program, under which eligible individuals may be issued shares of common stock directly, upon the attainment of performance milestones, the completion of a specified period of service or as a bonus for past services; and

•

the automatic option grant program, under which option grants will be made automatically at periodic intervals to eligible non-employee board members to purchase shares of common stock at an exercise price equal to the fair market value of those shares on the grant date.

Eligibility.

The individuals eligible to participate in the Active Power Stock Plan include our officers and other employees, our non-employee board members and any consultants or other independent advisors we hire.

Administration.

The Company’s Board of Directors has authority to administer the discretionary option grant and stock issuance program but has the authority to delegate administration (other than with respect to Section 16 officers for purposes of the Exchange Act) to a committee of our board of directors. The Active Power Stock Plan is administered by the compensation committee of our board of directors, which we refer to as the administrator. Subject to the terms of the Active Power Stock Plan, the administrator determines which eligible individuals are to receive option grants or stock issuances under those programs, the terms and conditions of such options and stock, and to construe and interpret the terms of the Active Power Stock Plan and awards granted thereunder.

Exercise price.

The exercise price of an option granted under the Active Power Stock Plan generally is determined by the administrator; provided, however, that the exercise price of an option will in no event be less than 100% of the fair market value of a share of our common stock on the date of grant. The exercise price per share of all new options will be equal to the closing price of our common stock as reported on the NASDAQ Global Market on the new option grant date, which is expected to be August 13, 2009. We cannot predict the exercise price of the new options.

Vesting and Exercisability.

The vesting applicable to an option granted under the Active Power Stock Plan generally is determined by the administrator in accordance with the terms of the Active Power Stock Plan. However, options granted under the Automatic Option Grant Program to non-employee members of our board have a predetermined vesting schedule whereby options initially granted to an individual who first becomes a member of our board vest in equal annual installments over 3 years and options granted subsequent to the initial option award vest as to all of the shares on the first anniversary date of its grant date.

The new options granted under this offer will vest as to 50% of the shares subject to the new option on the first anniversary date following the new option grant date and the remaining 50% of the new options will vest quarterly over the subsequent 2 year period. Vesting on any date is subject to your continued service to us through each relevant vesting date. Generally, any vested new options may be exercised by you at any time, unless certain exercisability restrictions apply due to requirements under applicable law.

We will make minor modifications to the vesting schedule of new options to eliminate any fractional vesting (such that a whole number of shares covering the new options will vest on each vesting date). As a result, subject to your continued service with us through each relevant vesting date, (i) the number of shares that vest on each new option vesting date will be rounded down to the nearest whole number of new options that will vest on each vesting date and (ii) fractional shares, if any, will be accumulated until such vesting date on which the sum of the accumulated fractional shares equals or exceeds one whole share and will vest as an additional whole share on such vesting date, with any fractional shares remaining thereafter accumulated.

For example, assume that an eligible option to purchase 1,000 shares of our common stock with an exercise price of $2.50 per share is exchanged pursuant to the offer for a new option to purchase 500 shares (1,000 divided by 2, rounded down to the nearest whole number). The new option will vest as follows, subject to your continued service to us through each relevant date:

250 shares will be scheduled to vest on August 6, 2010.

31 shares will be scheduled to vest on November 6, 2010, for a total of 31 shares in 2010.

31 shares will be scheduled to vest on the 6th of each of February, May, August and November in 2011 plus 1 additional share will be scheduled to vest on August 6th (to eliminate fractional vesting), for a total of 125 shares in 2011.

31 shares will be scheduled to vest on the 6th of each of February, May and August in 2012 plus 1 additional share will be scheduled to vest on August 6th (to eliminate fractional vesting), for a total of 94 shares in 2012.

If your service with us terminates (for any reason or no reason) before all or some of your new options vest, your unvested new option will expire and may not be exercised. Until your new options vest and you exercise and are issued shares for your exercised new options, you will not have any of the rights or privileges of a stockholder of Active Power. Once you have been issued the shares of common stock, you will have all of the rights and privileges of a stockholder with respect to those shares, including the right to vote and to receive dividends, if any.

Term of options.

The term of options granted under the Active Power Stock Plan is as stated in the option agreements. New options will have a term of 5.73 years, which is equal to the weighted average remaining contractual life of all eligible options under this offer as of the commencement of this offer. New options will expire earlier upon your termination of employment or other service with Active Power.

Additional plan features.

The Active Power Stock Plan includes the following features:

•

The exercise price for any options granted under the Active Power Stock Plan may be paid in cash, check or in shares of our common stock valued at the fair market value on the exercise date. The option may also be exercised through a same-day sale program through an independent brokerage firm without any cash outlay by the optionee.

•

Stock appreciation rights may be issued to selected optionees under the discretionary option grant program. These rights will provide the holders with the election to surrender their outstanding options for a payment from us equal to the fair market value of the shares subject to the surrendered options less the exercise price payable for these shares. We may make the payments in cash or in shares of our common stock.

Termination of employment.

If you are currently an employee or other service provider of Active Power, your employment or other service will remain “at-will” regardless of your participation in the offer and can be terminated by you or us at any time, with or without cause or notice. If your employment with us terminates before the expiration date, you no longer will be eligible to participate in the offer. This means that the tender of your eligible options will not be accepted, you will keep your tendered eligible options in accordance with their original terms, and you will not receive any new options or other benefit for your tendered eligible options pursuant to the offer.

Automatic option grant program.

Each individual who first becomes a non-employee board member receives an option grant to purchase 25,000 shares of common stock on the date such individual initially is elected or appointed to the board. In addition, on the date of each annual stockholders meeting beginning with the 2001 Annual Stockholder Meeting, each non-employee board member who is to continue to serve as a non-employee board member, including each of our current non-employee board members, will automatically be granted an option to purchase 7,500 shares of common stock, provided such individual has served on the board for at least six months.

Each automatic grant will have an exercise price per share equal to the fair market value per share of our common stock on the grant date and will have a term of 10 years, subject to earlier termination following the optionee’s cessation of board service. The option will be immediately exercisable for all of the option shares; however, we may repurchase, at the exercise price paid per share, any shares purchased under the option which are not vested at the time of the optionee’s cessation of board service. The shares subject to each initial 25,000-share automatic option grant will vest in a series of three successive annual installments upon the optionee’s completion of each year of board service over the three-year period measured from the grant date. The shares subject to each annual 7,500 share automatic grant will vest upon the optionee’s completion of one year of service measured from the grant date. However, the shares will vest immediately in full upon the optionee’s death or disability while then serving as a board member. In the event of certain changes in control while the optionee is serving as a board member, the shares will vest immediately in full prior to the effective date of such transaction.

Adjustments upon certain events.

Events occurring before the new option grant date. Although we are not anticipating any merger or acquisition of Active Power, if we merge or consolidate with or are acquired by another entity, prior to the expiration of the offer, you may choose to withdraw any eligible options which you tendered for exchange, and your eligible options will be treated in accordance with the equity plan under which they were granted and your option agreement. Further, if Active Power is acquired prior to the expiration of the offer, we reserve the right to withdraw the offer, in which case your eligible options and your rights under them will remain intact and exercisable for the time period set forth in your option agreement, and you will receive no new options in exchange for them. If Active Power is acquired prior to the expiration of the offer but does not withdraw the offer, we (or the successor entity) will notify you of any material changes to the terms of the offer or the new options, including any adjustments to the exercise price and number of shares that will be subject to the new options. Under such circumstances, the type of security and the number of shares covered by your new options would be adjusted based on the consideration per share given to holders of our common stock in connection with the acquisition. As a result of this adjustment, you may receive new options covering more or fewer shares of the acquirer’s common stock than the number of shares subject to the eligible options that you tendered for exchange or than the number you would have received pursuant to the new options if no acquisition had occurred.

If we are acquired by or merge with another company, your exchanged options might be worth more than the new options that you receive in exchange for them. A transaction involving us, such as a merger or other acquisition, could have a substantial effect on our stock price, including significantly increasing the price of our common stock. Depending on the structure and terms of this type of transaction, option holders who elect to participate in the offer might be deprived of the benefit of the appreciation in the price of our common stock resulting from the merger or acquisition. This could result in a greater financial benefit for those option holders who did not participate in this offer and retained their original options.

Finally, if another company acquires us, that company may, as part of the transaction or otherwise, decide to terminate some or all of our employees before the completion of this offer. Termination of your employment for this or any other reason before the new option grant date means that the tender of your eligible options will not be accepted, you will keep your tendered options in accordance with their original terms, and you will not receive any new options or other benefit for your tendered options.

Events occurring after the new option grant date. In the event that any change is made to the common stock by reason of any stock split, stock dividend, recapitalization, combination of shares, exchange of shares or other change affecting the outstanding common stock as a class without the Company’s receipt of consideration, appropriate adjustments will be made to the number and exercise price of shares subject to each new option.

If we are acquired after your tendered options have been accepted, cancelled, and exchanged for new options, your new options will be treated in the acquisition transaction in accordance with the terms of the transaction agreement or the terms of the Active Power Stock Plan and your new option agreement.

The Active Power Stock Plan includes the following change in control provisions which may result in the accelerated vesting of outstanding option grants and stock issuances:

•

In the event that we are acquired by merger or asset sale or board-approved sale by the stockholders of more than 50% of our outstanding voting stock, each outstanding option under the discretionary option grant program which is not to be assumed by the successor corporation or otherwise continued in effect will become exercisable for all the option shares immediately prior to the effective date of the change in control, and all outstanding unvested shares will vest immediately prior to the effective date of the change in control, except to the extent our repurchase rights with respect to those shares are to be assigned to the successor corporation or otherwise continued in effect.

•

The administrator has complete discretion to grant one or more options which will become exercisable for all the option shares in the event those options are assumed in the acquisition but the optionee’s service with us or the acquiring entity is subsequently involuntarily terminated. The vesting of any outstanding shares under the Active Power Stock Plan may be accelerated upon similar terms and conditions.

•

The administrator may grant options and structure repurchase rights so that the shares subject to those options or repurchase rights will vest automatically in connection with a hostile takeover effected through a successful tender offer for more than 50% of our outstanding voting stock or a change in the majority of our board through one or more contested elections. Such accelerated vesting may occur either at the time of such transaction or upon the subsequent termination of the optionee’s services.

Amendment and termination.

The board of directors may amend or modify the Active Power Stock Plan at any time, subject to any required stockholder approval. The Active Power Stock Plan will terminate no later than July 12, 2010.

Registration of shares underlying the options.

All of the shares of our common stock issuable upon exercise of new options have been registered under the United States Securities Act of 1933, as amended (the “Securities Act”), on registration statements on Form S-8 filed with the SEC. Unless you are an employee who is considered an affiliate of Active Power for purposes of the Securities Act, you will be able to sell the shares issuable upon exercise of your amended options free of any transfer restrictions under applicable United States securities laws.

Tax consequences.

If you are a U.S. tax resident, you should refer to Section 14 of this Offer to Exchange for a discussion of the U.S. federal income tax consequences of the new options and exchanged options, as well as the consequences of accepting or rejecting this offer. If you are a citizen or resident of more than one country, you should be aware that there might be other tax and social insurance consequences that may apply to you. If you participate in the offer and are an employee in Germany, Hong Kong, Italy, Japan or the United Kingdom, please refer to Schedules C through G of this Offer to Exchange for a description of the tax and social insurance consequences that may apply to you.

We strongly recommend that you consult with your own advisors to discuss the consequences to you of this transaction.

10.	Information concerning the Company.

Active Power is a manufacturer and provider of critical power solutions incorporating uninterruptible power supply (UPS) systems that provide business continuity to enterprises requiring protection against electrical power disturbances. Our products are designed to deliver continuous clean power, protecting customers from voltage fluctuations, such as surges and sags, and frequency fluctuations, and also to provide ride-through, or temporary, power to bridge the gap between a power outage and the restoration of utility power. Our target customers are those global enterprises requiring “power insurance” because they have zero tolerance for downtime in their mission critical operations. The UPS products we manufacture utilize green technology to create a renewable energy source. These products are highly reliable, are energy and space efficient, and significantly reduce client electricity expenses. As of March 31, 2009, we have shipped more than 2,200 flywheels in UPS system installations, delivering more than 550 megawatts of power to customers in more than 40 countries around the world. We are headquartered in Austin, Texas, with international offices in the U.K., Germany and Japan.

Our patented flywheel-based UPS systems store kinetic energy by constantly spinning a compact steel wheel (“flywheel”) driven from utility power in a low friction environment. When the utility power used to spin the flywheel fluctuates or is interrupted, the flywheel’s inertia causes it to continue spinning. The resulting kinetic energy of the spinning flywheel generates electricity known as “bridging power” for short periods, until utility power is restored or a backup electricity generator starts and takes over generating longer-term power in the case of an extended electrical outage. We believe our flywheel products provide many competitive advantages over conventional battery-based UPS systems, including substantial space savings, higher power densities, “green” energy storage, and higher power efficiencies of up to 98%. This high energy efficiency reduces operating costs and provides customers a lower total cost of ownership. We offer our flywheel products with load capabilities from 130 kVA to 8,400 kVA. We typically target higher power applications of 200 kVA and above, largely because a majority of customers in this market segment have backup generators. Our flywheel products are marketed under the brand name CleanSource®. Our continuous power systems are marketed under the name PowerHouse and combine our UPS system with switchgear and a generator to provide complete short- and long-term protection in the event of a power disturbance.

We believe a number of underlying macroeconomic trends place Active Power in a strong position to be one of the leading providers of critical power protection. These trends include:

•	the ever-increasing demands placed on the public utility infrastructure;

•	an inadequate investment in global utility infrastructure;

•	rising costs of energy world wide;

•	significant costs of downtime;

•	a rapidly expanding need for data centers that require reliable, efficient power; and

•	an increasing demand for economically green solutions.

We have evolved significantly since our founding in 1992 as an engineering business focused on research, development and invention. The technological foundation of Active Power has yielded more than 150 worldwide patents and a highly differentiated, cost-efficient product platform. Since 2005, we have changed our business focus to successfully commercialize our technologies by building the Active Power brand, expanding our sales distribution, focusing on product cost reduction, and building technical innovations to serve clients with mission critical power applications globally.

We sell our products to a wide array of commercial and industrial customers and across a variety of vertical markets, including data centers, manufacturing, technology, broadcast and communications, financial, utilities, healthcare, government and airports. We have expanded our global sales channels and direct sales force, selling in all major geographic regions of the world, but particularly in North America, Europe and Asia.

Our principal executive office is located at 2138 W. Braker Lane, BK12, Austin, Texas 78758, and our telephone number is (512) 836-6464. Our website address is www.activepower.com. Questions regarding how to participate in this offer should be directed to Jennifer Crow at Active Power at the following telephone number:

Jennifer Crow
Finance Manager
Active Power, Inc.
Phone:	(512) 744-9254
Fax:	(512) 836-4511

A summary of the financial information included in our annual report on Form 10-K for the fiscal year ended December 31, 2008 and our quarterly report on Form 10-Q for the fiscal quarter ended March 31, 2009, which are incorporated herein by reference, is attached hereto as Schedule B to this Offer to Exchange. Please see Section 18 of this Offer to Exchange, entitled, “Additional Information,” for instructions on how you can obtain copies of our SEC filings, including filings that contain our financial statements.

We had a book value per share of $0.31 at March 31, 2009.

We had net losses for the years ended December 31, 2008 and December 31, 2007, and for the three months ended March 31, 2009 and March 31, 2008; therefore, the calculation of our ratio of earnings to fixed charges for such periods is not applicable

11.	Interests of directors and executive officers; transactions and arrangements concerning the options.

A list of our directors and named executive officers is attached to this Offer to Exchange as Schedule A. None of our executive officers hold eligible options and therefore none of our executive officers are eligible employees. None of our non-employee directors hold eligible options nor are they employees of Active Power and therefore none of our non-employee directors are eligible employees.

As of June 30, 2009, our executive officers and directors as a group held options unexercised and outstanding under the Active Power Stock Plan to purchase a total of 3,494,482 of our shares, which represented approximately 50.49% of the shares subject to all options outstanding under the Active Power Stock Plan as of that date.

The following table below sets forth the beneficial ownership of each of our executive officers and directors of options under the Active Power Stock Plan outstanding as of June 30, 2009. The percentages in the table below are based on the total number of outstanding options (i.e., whether or not eligible for exchange) to purchase shares of our common stock under the Active Power Stock Plan, which number was 6,921,555 as of June 30, 2009. The executive officers listed below are not eligible to participate in the offer

Name	Number of Options Outstanding Under the Active Power Stock Plan as of June 30, 2009	Percentage of Total Outstanding Options Under the Active Power Stock Plan as of June 30, 2009
James A. Clishem President & Chief Executive Officer	1,138,800	16.45%
John K. Penver V.P. Finance & Chief Financial Officer	472,500	6.83%
James M. Murphy Vice President Sales - EMEA	135,500	1.96%
Gary P. Rackow Vice President Sales - Americas	162,500	2.35%
Lisa M. Brown Vice President Marketing & Sales Operations	246,250	3.56%
Jason P. Rubin Vice President Manufacturing	286,940	4.15%
Martin T. Olsen Vice President Business Development	118,332	1.71%
Uwe Schrader-Hausmann Chief Technical Officer	160,500	2.32%
Karl T. Schuetze Vice President Engineering	232,760	3.36%
Benjamin L. Scott Chairman of Board of Directors	115,000	1.66%
Ake Almgren Director	105,000	1.52%
Rodney S. Bond Director	125,400	1.81%
James E. deVenny III Director	45,000	*
Robert S. Greenberg Director	30,000	*
Jan H. Lindelow Director	120,000	1.73%

Total – all officers and directors	3,494,482	50.49%

*	Less than 1%.

Neither we, nor any of our directors or executive officers, nor any affiliates of ours, nor the executive officers and directors of Active Power were engaged in transactions involving our common stock during the 60 days before and including the commencement of this offer.

12.	Status of options acquired by us in the offer; accounting consequences of the offer.

Options that we acquire through the offer will be cancelled and the shares subject to those options will be returned to the pool of shares available for grants of new awards under the Active Power Stock Plan. To the extent shares returning to the Active Power Stock Plan are not fully reserved for issuance upon receipt of the new awards to be granted in connection with the offer, the shares will be available for future awards to employees and other eligible Active Power Stock Plan participants without further stockholder action, except as required by applicable law or the rules of the NASDAQ Global Market or any other securities quotation system or any stock exchange on which our shares are then quoted or listed.

As of January 1, 2006, we adopted the provisions of Financial Accounting Standards Board Statement of Financial Accounting Standards No. 123 (Revised), Share-Based Payment (“SFAS 123(R)”). Under SFAS 123(R), we will recognize incremental compensation expense, if any, resulting from the new options granted in the offer. The incremental compensation cost will be measured as the excess, if any, of the fair value of each new option granted to employees in exchange for surrendered eligible options, measured as of the date the new options are granted, over the fair value of the eligible options surrendered in exchange for the new options, measured immediately prior to the exchange. In the event that any of the options are forfeited prior to their vesting due to termination of employment, any incremental compensation expense of the forfeited options will not be recognized.

Since the offer has been structured to replace underwater options with new options of similar value, the Company expects the offer to be cost-neutral with minimal additional compensation expense. The only compensation expense we are likely to incur would result from fluctuations in our stock price between the time the exchange ratios were set, shortly before the offer began, and when the exchange actually occurs on the expiration date, which we expect to be immaterial. As a result, the offer will allow the Company to realize real incentive and retention benefits from the new options issued, while recognizing essentially the same amount of compensation expense as we would have recognized for the eligible options.

13.	Legal matters; regulatory approvals.

We are not aware of any license or regulatory permit that appears to be material to our business that might be affected adversely by our exchange of options and issuance of new options as contemplated by the offer, or of any approval or other action by any government or governmental, administrative or regulatory authority or agency or any NASDAQ listing requirements that would be required for the acquisition or ownership of our options as contemplated herein. Should any additional approval, exemptive or notice filing or other action be required, we presently contemplate that we will seek such approval, make such filing or take such other action. However, we cannot assure you that we will seek such approval, make such filings or take such other action or that any such approval, filing or other action, if needed, could be obtained or made or what the conditions imposed in connection with such approvals or filings would entail or whether the failure to obtain any such approval, to make such filings or take any other action would result in adverse consequences to our business. Our obligation under the offer to accept tendered eligible options for exchange and to issue new options for tendered options is subject to the conditions described in Section 7 of this Offer to Exchange.

If we are prohibited by applicable laws or regulations from granting new options or required to obtain a license or regulatory permit or make any other filing before granting new options on the new option grant date, we will not grant any new options, unless we obtain the necessary license or make the requisite filing. We are unaware of any such prohibition at this time which cannot be satisfied by obtaining a license or permit or making a filing, and we will use reasonable efforts to effect the grant, but if the grant is prohibited or seems not feasible to be made on the new option grant date we will not grant any new options, and you will not receive any other benefit for the options you tendered pursuant to this offer.

14.	Material United States federal income tax consequences.

The following is a general summary of the material U.S. federal income tax consequences of participating in the exchange of options pursuant to the offer for those option holders subject to U.S. federal income tax. This discussion is based on the U.S. Internal Revenue Code, its legislative history, treasury regulations thereunder, and administrative and judicial interpretations as of the date of this offering circular, all of which are subject to change, possibly on a retroactive basis. The federal tax laws may change and the federal, state, and local tax consequences for each option holder will depend upon his or her individual circumstances. This summary does not discuss all of the tax consequences that may be relevant to you in light of your particular circumstances, nor is it intended to be applicable in all respects to all categories of option holders.

We recommend that you consult your own tax advisor with respect to the U.S. federal, state, local and any non-U.S. tax consequences of participating in the offer, as the tax consequences to you are dependent on your individual tax situation.

In addition, if you are a citizen or resident or subject to the tax laws of more than one country, you should be aware that there might be additional or different tax and social insurance consequences that may apply to you. We strongly recommend that you consult with your own tax advisor to discuss the personal tax consequences to you of participating in this offer.

New Options.

Option holders whose outstanding eligible options are exchanged for new options under the offer should not be required to recognize income for U.S. federal income tax purposes at the time of the exchange. We believe that the exchange will be treated as a non-taxable event.

The new options will be classified for U.S. tax purposes as nonstatutory stock options regardless of whether the exchanged options were incentive stock options or nonstatutory stock options.

This offer is currently expected to remain open for twenty-nine (29) days. If we extend this offer such that it is open for thirty (30) days or more, incentive stock options held by U.S. employees who do not participate in this exchange will be considered to have been modified. The commencement date of the offer (July 16, 2009) will be considered the modification date for purposes of determining whether the employee will receive favorable tax treatment with respect to the incentive stock options. As a result, in order to receive favorable tax treatment with respect to any such incentive stock option, you must not dispose of any shares acquired with respect to the incentive stock option until the passage of more than two (2) years from the date this offer commenced (July 16, 2009) (i.e., the date of the deemed modification) and more than one (1) year after the exercise of the option. If these holding periods (and all other incentive stock option requirements) are met, the excess of the sale price of the option shares over the exercise price of the option will be treated as long-term capital gain. For more detailed information, please see the information below. For tax consequences relating to not exchanging eligible options that are classified for U.S. tax purposes as nonstatutory stock options, please see the information below.

Nonstatutory stock options.

Under current law, an option holder generally will not realize taxable income upon the grant of a nonstatutory stock option. However, when an option holder exercises the nonstatutory stock option, the difference between the exercise price of the option and the fair market value of the shares subject to the option on the date of exercise will be compensation income taxable to the option holder.

We generally will be entitled to a deduction equal to the amount of compensation income taxable to the option holder if we comply with eligible reporting requirements.

Upon disposition of the shares, any gain or loss is treated as capital gain or loss. If you were an employee at the time of the grant of the option, any income recognized upon exercise of a nonstatutory stock option generally will constitute wages for which withholding will be required.

Incentive stock options.

Under current U.S. tax law, an option holder will not realize taxable income upon the grant of an incentive stock option. In addition, an option holder generally will not realize taxable income upon the exercise of an incentive stock option. However, an option holder’s alternative minimum taxable income will be increased by the amount that the aggregate fair market value of the shares underlying the option, which is generally determined as of the date of exercise, exceeds the aggregate exercise price of the option. Except in the case of an option holder’s death or disability, if an option is exercised more than three (3) months after the option holder’s termination of employment, the option ceases to be treated as an incentive stock option and is subject to taxation under the rules that apply to nonstatutory stock options.

If an option holder sells the option shares acquired upon exercise of an incentive stock option, the tax consequences of the disposition depend upon whether the disposition is qualifying or disqualifying. The disposition of the option shares is qualifying if it is made:

•	more than two (2) years after the date the incentive stock option was granted; and

•	more than one (1) year after the date the incentive stock option was exercised.

If the disposition of the option shares is qualifying, any excess of the sale price of the option shares over the exercise price of the option will be treated as long-term capital gain taxable to the option holder at the time of the sale. Any such capital gain will be taxed at the long-term capital gain rate in effect at the time of sale.

If the disposition is not qualifying, which we refer to as a “disqualifying disposition,” the excess of the fair market value of the option shares on the date the option was exercised (or, if less, the amount realized on the disposition of the shares) over the exercise price will be taxable income to the option holder at the time of the disposition.

Of that income, the amount up to the excess of the fair market value of the shares at the time the option was exercised over the exercise price will be ordinary income for income tax purposes and the balance, if any, will be long-term or short-term capital gain, depending upon whether or not the shares were sold more than one (1) year after the option was exercised.

Unless an option holder engages in a disqualifying disposition, we will not be entitled to a deduction with respect to an incentive stock option. If an option holder engages in a disqualifying disposition, we generally will be entitled to a deduction equal to the amount of compensation income taxable to the option holder.

15.	Extension of offer; termination; amendment.

We reserve the right, in our discretion, at any time and regardless of whether or not any event listed in Section 7 of this Offer to Exchange has occurred or is deemed by us to have occurred, to extend the period of time during which the offer is open and delay the acceptance for exchange of any options. If we elect to extend the period of time during which this offer is open, we will give you oral or written notice of the extension and delay, as described below. If we extend the expiration date, we will also extend your right to withdraw tenders of eligible options until such extended expiration date. In the case of an extension, we will issue a press release, e-mail or other form of communication no later than 8:00 a.m., Central Time, on the next U.S. business day after the previously scheduled expiration date.

We also reserve the right, in our reasonable judgment, before the expiration date to terminate or amend the offer and to postpone our acceptance and cancellation of any options elected to be exchanged if any of the events listed in Section 7 of this Offer to Exchange occurs, by giving oral or written notice of the termination or postponement to you or by making a public announcement of the termination. Our reservation of the right to delay our acceptance and cancellation of options elected to be exchanged is limited by Rule 13e-4(f)(5) under the Exchange Act which requires that we must pay the consideration offered or return the options promptly after termination or withdrawal of a tender offer.

Subject to compliance with applicable law, we further reserve the right, before the expiration date, in our discretion, and regardless of whether any event listed in Section 7 of this Offer to Exchange has occurred or is deemed by us to have occurred, to amend the offer in any respect, including by decreasing or increasing the consideration offered in this offer to option holders or by decreasing or increasing the number of options being sought in this offer. As a reminder, if a particular option grant expires after commencement, but before expiration of the offer, that particular option grant is not eligible for exchange. Therefore, if we extend the offer for any reason and if a particular option that was tendered before the originally scheduled expiration of the offer expires after the originally scheduled expiration date, but before the actual expiration date under the extended offer, that option would not be eligible for exchange.

The minimum period during which the offer will remain open following material changes in the terms of the offer or in the information concerning the offer, other than a change in the consideration being offered by us or a change in amount of existing options sought, will depend on the facts and circumstances of such change, including the relative materiality of the terms or information changes. If we modify the number of eligible options being sought in this offer or the consideration being offered by us for the eligible options in this offer, the offer will remain open for at least ten (10) U.S. business days from the date of notice of such modification. If any term of the offer is amended in a manner that we determine constitutes a material change adversely affecting any holder of eligible options, we will promptly disclose the amendments in a manner reasonably calculated to inform holders of eligible options of such amendment, and we will extend the offer period so that at least five (5) U.S. business days, or such longer period as may be required by the tender offer rules, remain after such change.

For purposes of the offer, a “business day” means any day other than a Saturday, Sunday or a United States federal holiday and consists of the time period from 12:01 a.m. through 12:00 midnight, U.S. Eastern Time.

16.	Fees and expenses.

We will not pay any fees or commissions to any broker, dealer or other person for soliciting elections with respect to this offer.

17.	Additional information.

This Offer to Exchange is part of a Tender Offer Statement on Schedule TO that we have filed with the SEC. This Offer to Exchange does not contain all of the information contained in the Schedule TO and the exhibits to the Schedule TO. We recommend that you review the Schedule TO, including its exhibits, and the following materials that we have filed with the SEC before making a decision on whether to elect to accept this offer with respect to your options:

1.	Description of our common stock contained in our registration statement on Form S-1 (File No. 333-36946), filed with the SEC on May 12, 2000, including any amendment or report filed for the purpose of updating such description;

2.	Our annual report on Form 10-K for our fiscal year ended December 31, 2008, filed with the SEC on March 4, 2009;

3.	Our quarterly report on Form 10-Q for the quarter ended March 31, 2009 filed with the SEC on April 28, 2009;

4.	Our definitive proxy statement for our 2009 annual meeting of stockholders, filed with the SEC on April 10, 2009; and

5.	Our current reports on Form 8-K filed with the SEC on March 17, 2009, May 14, 2009, June 1, 2009 and July 6, 2009.

The SEC file number for these filings is 000-30939. These filings, our other annual, quarterly and current reports, our proxy statements and our other SEC filings may be examined, and copies may be obtained, at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the public reference room by calling the SEC at 1-800-SEC-0330. Our SEC filings are also available to the public on the SEC’s Internet site at www.sec.gov.

Each person to whom a copy of this Offer to Exchange is delivered may obtain a copy of any or all of the documents to which we have referred you, other than exhibits to such documents, unless such exhibits are specifically incorporated by reference into such documents, at no cost, by writing to us at Active Power, Inc., 2128 W. Braker Lane, BK12, Austin, Texas 78758, Attention: Jennifer Crow, or telephoning Jennifer Crow at (512) 744-9254.

As you read the documents listed above, you may find some inconsistencies in information from one document to another. If you find inconsistencies between the documents, or between a document and this Offer to Exchange, you should rely on the statements made in the most recent document.

The information contained in this Offer to Exchange about us should be read together with the information contained in the documents to which we have referred you, in making your decision as to whether or not to participate in this offer.

18.	Financial statements.

Attached as Schedule B to this Offer to Exchange are our summary financial statements for our fiscal quarter ended March 31, 2009 and for our fiscal year ended December 31, 2008. Our full financial statements included in our Quarterly Report on Form 10-Q for our fiscal quarter ended March 31, 2009, filed with the SEC on April 28, 2009, and our Annual Report on Form 10-K for our fiscal year ended December 31, 2008, filed with the SEC on March 4, 2009, are incorporated by reference herein. More complete financial information may be obtained by accessing our public filings on the SEC’s website at www.sec.gov.

19.	Miscellaneous.

We are not aware of any jurisdiction where the making of the offer is not in compliance with applicable law. If we become aware of any jurisdiction where the making of the offer is not in compliance with any valid applicable law, we will make a good faith effort to comply with such law. If, after such good faith effort, we cannot comply with such law, the offer will not be made to, nor will options be accepted from the option holders residing in such jurisdiction.

We have not authorized any person to make any recommendation on our behalf as to whether you should elect to exchange your options through the offer. You should rely only on the information in this document or documents to which we have referred you. We have not authorized anyone to give you any information or to make any representations in connection with the offer other than the information and representations contained in this Offer to Exchange and in the related offer documents. If anyone makes any recommendation or representation to you or gives you any information, you must not rely upon that recommendation, representation, or information as having been authorized by us.

Active Power, Inc.

July 16, 2009

SCHEDULE A

INFORMATION CONCERNING THE EXECUTIVE OFFICERS

AND DIRECTORS OF ACTIVE POWER, INC.

The directors and executive officers of Active Power are set forth in the following table:

Name	Position and Offices Held

* James Clishem	President, Chief Executive Officer and Director

* John K. Penver	Vice President of Finance, Chief Financial Officer and Secretary

* James M. Murphy	Vice President Sales – EMEA

* Gary P. Rackow	Vice President Sales – Americas

* Lisa M. Brown	Vice President – Marketing & Sales Operations

Karl T. Scheutze	Vice President – Engineering

Uwe Schrader-Hausmann	Chief Technology Officer

Jason P. Rubin	Vice President – Manufacturing

Martin T. Olsen	Vice President – Business Development

Ake Almgren	Director

Rodney S. Bond	Director

James E. deVenny III	Director

Robert S. Greenberg	Director

Jan H. Lindelow	Director

Benjamin L. Scott	Director

The address of each executive officer and director is: c/o Active Power, Inc., 2128 W. Braker Lane, BK12, Austin, Texas 78758.

The individuals listed above are not eligible to participate in this offer.

* Indicates a named executive officer.

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SCHEDULE B

SUMMARY FINANCIAL INFORMATION

OF ACTIVE POWER, INC.

(in thousands, except per share data)

	Year Ended		Three Months Ended
	December 31, 2008	December 31, 2007	March 31, 2009	March 31, 2008
Summary of consolidated statements of operations:
Net sales	$42,985	$33,601	$11,143	$7,538
Gross profit	7,988	3,226	3,262	783
Net income (loss)	(13,442)	(20,492)	(2,367)	(4,469)
Net Income (loss) per common share-basic	$(0.22)	$(0.38)	$(0.04)	$(0.07)
Net Income (loss) per common share-diluted	$(0.22)	$(0.38)	$(0.04)	$(0.07)

	December 31 2008	December 31, 2007	March 31, 2009
Summary of consolidated balance sheets:
Total current assets	$27,780	$37,000	$25,021
Total non-current assets	4,891	6,326	4,508
Total current liabilities	11,329	9,474	10,296
Total non-current liabilities	521	604	480
Total stockholders’ equity	20,821	33,248	18,753
Stockholders’ equity (book value)—per share	$0.35	$0.62	$0.31

	Year Ended		Three Months Ended
	December 31 2008	December 31, 2007	March 31, 2009
Ratio of earnings to fixed charges	N/A	N/A	N/A

We had net losses for the years ended December 31, 2008 and December 31, 2007, and for the three months ended March 31, 2009 and March 31, 2008; therefore, the calculation of our ratio of earnings to fixed charges for such periods is not applicable

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SCHEDULE C

A GUIDE TO TAX ISSUES FOR NON-U.S. ELIGIBLE EMPLOYEES

GERMANY

The following is a discussion of the material tax consequences of participating in the exchange of eligible option grants and the new option grants pursuant to the offer for eligible employees subject to tax in Germany. This discussion is based on the law in effect in Germany as of June 2009. This discussion is general in nature and does not discuss all of the tax consequences that may be relevant to you in light of your particular circumstances, nor is it intended to be applicable in all respects to all categories of eligible partners. Please note that tax laws change frequently and occasionally on a retroactive basis. As a result, the information contained in this discussion may be out of date at the time the new options are granted, you exercise the new options or you sell shares acquired at exercise of the new options.

If you are a citizen or resident of more than one country, or are considered a resident of more than one country for local law purposes, the information contained in this discussion may not be applicable to you. You are encouraged to seek appropriate professional advice as to how the tax or other laws in Germany apply to your specific situation.

TAX INFORMATION

Stock Option Exchange

You likely will not be subject to tax as a result of the exchange of eligible options for the new options.

Taxation at Grant of New Options

You will not be subject to tax when the new options are granted to you.

Taxation at Exercise of New Options

Exercise and Sell (Cashless) Method. You will be subject to income tax and social insurance contributions (to the extent you have not exceeded the applicable contribution ceiling) when you exercise the new options using the exercise and sell (cashless) method. The taxable amount will be the difference (or spread) between the fair market value of the shares at the time of exercise and the stock option exercise price (also known as the grant price), multiplied by the number of stock options exercised.

Exercise and Hold (Cash) Method. You will be subject to income tax and social insurance contributions (to the extent you have not exceeded the applicable contribution ceiling) when you exercise the new options using the exercise and hold (cash) method. The taxable amount will be the difference (or spread) between the fair market value of the shares at the time of exercise and the stock option exercise price (also known as the grant price), multiplied by the number of stock options exercised.

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Effective 1 April 2009, a deduction of €360 per calendar year may be available pursuant to Section 3 No. 39 of the German Income Tax Act (Einkommensteuergesetz) because the income results from the exercise and hold (cash) method of exercise of the shares at a discount.

Additionally, if the new options are earned over a period of more than one year, the spread may be subject to the “one-fifth rule” (the “Fünftelungsregelung”). The one-fifth rule generally is applicable if you receive income in a certain calendar year, but the income has not been earned in that calendar year only. If the one-fifth rule is applicable to the spread, the taxable amount would be calculated as the difference between (a) the marginal tax on the income without the spread and (b) the marginal tax on the income plus one-fifth of the spread, times five. The application of the one-fifth rule may result in a favorable tax treatment for some employees. However, the one-fifth rule has no benefit if you are subject to tax at the maximum marginal income tax rate on your base salary (before taking in account your income from the new options). You may claim the benefit of the one-fifth rule, even if your employer does not withhold at this rate. As this rule is complex, you should consult with your personal tax advisor to determine if you are eligible.

Taxation at Sale

Exercise and Hold and Subsequent Sale of Shares. When you subsequently sell the shares acquired at the time of exercise, any gains realized will be qualified as investment income subject to a flat tax at a rate of 25% (plus 5.5% solidarity surcharge) provided (i) you have not, at any time during the last five years, held 1% or more of the stated capital of the Company and (ii) the shares are not held as business assets. The tax base for all categories of investment income, including capital gains realized from the sale of shares, is determined by taking into account a lump-sum deduction for income-related expenses if you are taxed individually, regardless of whether (a) you incurred any expenses, or (b) the expenses exceed a certain threshold.

WITHHOLDING AND REPORTING

The difference (or spread) recognized at the time of exercise will be compensation income to you, and the Company or your employer will withhold and report income tax and social insurance contributions (to the extent you have not exceeded the applicable contribution ceiling) from your exercise proceeds. Should there be a difference between your actual tax liability and the amount withheld; the tax office may assess additional taxes after review of your annual tax return. It is your responsibility to report and pay any capital gains tax due as a result of the subsequent sale of shares.

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SCHEDULE D

A GUIDE TO TAX ISSUES FOR NON-U.S. ELIGIBLE EMPLOYEES

HONG KONG

The following is a discussion of the material tax consequences of participating in the exchange of eligible option grants and the new option grants pursuant to the offer for eligible employees subject to tax in Hong Kong. This discussion is based on the law in effect in Hong Kong as of June 2009. This discussion is general in nature and does not discuss all of the tax consequences that may be relevant to you in light of your particular circumstances, nor is it intended to be applicable in all respects to all categories of eligible partners. Please note that tax laws change frequently and occasionally on a retroactive basis. As a result, the information contained in this discussion may be out of date at the time the new options are granted, you exercise the new options or you sell shares acquired at exercise of the new options.

If you are a citizen or resident of more than one country, or are considered a resident of more than one country for local law purposes, the information contained in this discussion may not be applicable to you. You are encouraged to seek appropriate professional advice as to how the tax or other laws in Hong Kong apply to your specific situation.

TAX INFORMATION

Stock Option Exchange

You likely will not be subject to tax as a result of the exchange of eligible options for the new options.

Taxation at Grant of New Options

You will not be subject to tax when the new options are granted to you.

Taxation at Exercise of New Options

Exercise and Hold (Cash) Method. You will be subject to income tax when you exercise the new options using the exercise and hold (cash) method. The taxable amount will be the difference (or spread) between the fair market value of the shares on the date of exercise and the stock option exercise price (also known as the grant price), multiplied by the number of stock options exercised. You will not be subject to Mandatory Provident Fund (social insurance) contributions when you exercise the new options.

Exercise and Sell (Cashless) Method. You will be subject to income tax when you exercise the new options using the exercise and sell (cashless) method. The taxable amount will be the difference (or spread) between the fair market value of the shares at the time of exercise and the stock option exercise price (also known as the grant price), multiplied by the number of stock options exercised. You will not be subject to Mandatory Provident Fund (social insurance) contributions when you exercise the new options.

Please note that if you leave Hong Kong permanently and subsequently exercise the new options, the spread will still be considered Hong Kong-source employment income and subject to income tax in Hong Kong. You can elect to settle your tax liability prior to leaving Hong Kong, thereby removing any continuing

D-1

filing obligations. In this case, you will be the taxed on a “notional” spread based on the assumption that the new options were exercised on a day within seven days before the date of submission of your tax return for the year of assessment in which you permanently depart Hong Kong. If the value of the shares increases so that the actual gain on exercise is greater than on the date of departure, there will be no additional tax. If the value of the shares decreases so that the actual gain on exercise is less than on the date of departure, you can request a refund of any tax overpayment.

Taxation at Sale

Exercise and Hold and Subsequent Sale of Shares. When you subsequently sell any shares acquired at the time of exercise, you will not be subject to capital gains tax.

WITHHOLDING AND REPORTING

The Company or your employer is not required to withhold income tax when you exercise the new options using either the exercise and hold (cash) or the exercise and sell (cashless) method.

Your employer is required to report the income from your stock option exercises to the Inland Revenue Department on your Form IR56B. When you exercise the new options, you are also responsible for reporting the income and paying any tax resulting from the exercise of the new options.

If you leave Hong Kong permanently and subsequently exercise the new options and do not settle your tax liability prior to departure as described above, you and your employer are still required to report the income resulting from the exercise of the new options and you are still responsible for paying any applicable tax.

SECURITIES WARNING

This Offer to Exchange document, the offer, the new options and any shares issued at exercise of the new options do not constitute a public offering of securities under Hong Kong law and are available only to eligible partners. The offer and the Active Power Stock Plan have not been prepared in accordance with and are not intended to constitute a “prospectus” for a public offering of securities under the applicable securities legislation in Hong Kong, nor have the documents been reviewed by any regulatory authority in Hong Kong. The offer, the new options and any documentation related thereto are intended solely for the personal use of each eligible partner and may not be distributed to any other person. If you are in doubt about any of the contents of the offer or the Active Power Stock Plan, you should obtain independent professional advice.

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SCHEDULE E

A GUIDE TO TAX ISSUES FOR NON-U.S. ELIGIBLE EMPLOYEES

ITALY

The following is a discussion of the material tax consequences of participating in the exchange of eligible option grants and the new option grants pursuant to the offer for eligible employees subject to tax in Italy. This discussion is based on the law in effect in Italy as of June 2009. This discussion is general in nature and does not discuss all of the tax consequences that may be relevant to you in light of your particular circumstances, nor is it intended to be applicable in all respects to all categories of eligible partners. Please note that tax laws change frequently and occasionally on a retroactive basis. As a result, the information contained in this discussion may be out of date at the time the new options are granted, you exercise the new options or you sell shares acquired at exercise of the new options.

If you are a citizen or resident of more than one country, or are considered a resident of more than one country for local law purposes, the information contained in this discussion may not be applicable to you. You are encouraged to seek appropriate professional advice as to how the tax or other laws in Italy apply to your specific situation.

TAX INFORMATION

Stock Option Offer to Exchange

You likely will not be subject to tax as a result of the exchange of eligible options for the new options.

Taxation at Grant of New Options

You will not be subject to tax when the new options are granted to you.

Exercise of New Options and Sale of Shares

Due to legal restrictions in Italy, you will be required to use the cashless sell-all method of exercise. This means that you will be required to immediately sell all of the shares acquired at exercise of the new options. You will receive cash proceeds equal to the difference between the sale price of the shares (i.e., the fair market value of the shares1 at exercise/sale) and the exercise price less any applicable income tax and brokerage fees. You will not be entitled to hold any shares.

Upon the immediate sale of the shares acquired upon exercise, you will be subject to income tax on the spread (i.e., on the difference (or spread) between the fair market value of the shares on the date of exercise and the exercise price. For Italian tax purposes, the fair market value of the shares on the exercise date is the average of the official prices of the shares over the period ending on the exercise date and starting on the same date of the preceding calendar month. No social security contributions apply on the spread.

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For Italian tax purposes, the fair market value of the shares is the average price of the shares on the official stock exchange on which Active Power shares are traded (i.e., NASDAQ) over the month immediately preceding and including the date of exercise.

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If the sale price on the date of exercise/sale is greater than the average of the share prices over the month preceding the date of exercise/sale, you will be subject to capital gains tax on the difference at the rate of 12.5%. You are responsible for reporting and paying the tax due. If the sale price on the date of exercise/sale is less than the average of the share prices over the month preceding the date of exercise/sale, you will realize a capital loss equal to this difference. This capital loss can be used to offset capital gains earned from the sale of any other non-qualified shareholding or, in the absence of gains, carried forward over the following four years.

WITHHOLDING AND REPORTING

The difference (or spread) recognized at the time of exercise and immediate sale of shares will be compensation income to you, and the Company or your employer will withhold and report income tax and social insurance contributions (to the extent you have not exceeded the applicable contribution ceiling) from your exercise proceeds. Should there be a difference between your actual tax liability and the amount withheld; the tax office may assess additional taxes after review of your annual tax return. It is your responsibility to report and pay any capital gains tax due as a result of the subsequent sale of shares.

Exchange Control Information

Due to legal restrictions in Italy, you must exercise your new options by using the cashless sell-all method of exercise. You may not exercise your new options using the cashless sell-to-cover or cash purchase methods of exercise.

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SCHEDULE F

A GUIDE TO TAX ISSUES FOR NON-U.S. ELIGIBLE EMPLOYEES

JAPAN

The following is a discussion of the material tax consequences of participating in the exchange of eligible option grants and the new option grants pursuant to the offer for eligible employees subject to tax in Japan. This discussion is based on the law in effect in Japan as of June 2009. This discussion is general in nature and does not discuss all of the tax consequences that may be relevant to you in light of your particular circumstances, nor is it intended to be applicable in all respects to all categories of eligible partners. Please note that tax laws change frequently and occasionally on a retroactive basis. As a result, the information contained in this discussion may be out of date at the time the new options are granted, you exercise the new options or you sell shares acquired at exercise of the new options.

If you are a citizen or resident of more than one country, or are considered a resident of more than one country for local law purposes, the information contained in this discussion may not be applicable to you. You are encouraged to seek appropriate professional advice as to how the tax or other laws in Japan apply to your specific situation.

TAX INFORMATION

Stock Option Exchange

You likely will not be subject to tax as a result of the exchange of eligible options for the new options.

Taxation at Grant of New Options

You will not be subject to tax when the new options are granted to you.

Taxation at Exercise of New Options

Exercise and Sell (Cashless) Method. You will be subject to income tax when you exercise the new options using the exercise and sell (cashless) method. The taxable amount will be the difference (or spread) between the fair market value of the shares at the time of exercise and the stock option exercise price (also known as the grant price), multiplied by the number of stock options exercised. The spread will be characterized as “remuneration income” and taxed at your progressive income tax rate.

You likely will not be subject to social insurance contributions when you exercise the new options.

Exercise and Hold (Cash) Method. You will be subject to income tax when you exercise the new options using the exercise and hold (cash) method. The taxable amount will be the difference (or spread) between the fair market value of the shares at the time of exercise and the stock option exercise price (also known as the grant price), multiplied by the number of stock options exercised. The spread will be characterized as “remuneration income” and taxed at your progressive income tax rate.

You likely will not be subject to social insurance contributions when you exercise the new options.

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Taxation at Sale

Exercise and Hold and Subsequent Sale of Shares. When you subsequently sell the shares acquired at the time of exercise, you may be subject to capital gains tax. You will generate a capital gain if the sale price is higher than the fair market value of the shares on the date of exercise. Generally, capital gain on the sale of shares will be taxed at a flat tax rate of 20%.

WITHHOLDING AND REPORTING

Your employer is likely not required to report your taxable income when you exercise the new options. It is your responsibility to report and pay any taxes resulting from the exercise of the new options and the sale of your shares.

Please note that the Japanese tax authorities are aware that employees of Japanese affiliates of U.S. companies may earn income as a result of their participation in equity incentive plans, and they are systematically auditing the tax returns of such employees to confirm that they have correctly reported the resulting income.

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SCHEDULE G

A GUIDE TO TAX ISSUES FOR NON-U.S. ELIGIBLE EMPLOYEES

UNITED KINGDOM

The following is a discussion of the material tax consequences of participating in the exchange of eligible option grants and the new option grants pursuant to the offer for eligible employees subject to tax in the United Kingdom (the “UK”). This discussion is based on the law in effect in the UK as of June 2009. This discussion is general in nature and does not discuss all of the tax consequences that may be relevant to you in light of your particular circumstances, nor is it intended to be applicable in all respects to all categories of eligible partners. Please note that tax laws change frequently and occasionally on a retroactive basis. As a result, the information contained in this discussion may be out of date at the time the new options are granted, you exercise the new options or when you sell shares acquired at exercise of the new options.

If you are a citizen or resident of more than one country, or are considered a resident of more than one country for local law purposes, or if you are not treated as resident, ordinarily resident and domiciled in the UK, the information contained in this discussion may not be applicable to you.

As this discussion is general in nature, you are encouraged to seek appropriate professional advice as to how the tax or other laws in the UK apply to your specific situation.

TAX INFORMATION

Stock Option Exchange

You will not be subject to income tax or employee National Insurance Contributions (“NICs”) as a result of the exchange of eligible options for the new options. For UK tax purposes, your new stock options are treated as though they had been granted on the same date as the stock options that you exchanged pursuant to the offer.

Taxation at Grant of New Options

You will not be subject to income tax or employee NICs when the new options are granted to you.

Taxation at Exercise of New Options

Your new options granted pursuant to the offer will be treated as unapproved options for UK tax purposes.

Exercise and Hold (Cash) Method. You will be subject to income tax and employee NICs on the difference (or spread) between the fair market value of the shares on the date of exercise and the stock option exercise price (also known as the grant price), multiplied by the number of stock options exercised. The calculation of the amount of income tax and employee NICs due is made in UK Sterling, based on the prevailing US Dollar exchange rate at the time of exercise.

The amount of income tax which is payable will depend upon your own circumstances, as the rate of tax due will depend not only on the amount of the gain, but also your cumulative earnings in the tax year at the date

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of exercise. For many people, the higher tax rate of 40% will apply to the gain on exercise. Depending upon your own personal tax position, this may impact on the income tax that you pay in subsequent months

Exercise and Sell (Cashless) Method. You will be subject to income tax and employee NICs on the difference (or spread) between the fair market value of the shares on the date of exercise and the stock option exercise price (also known as the grant price), multiplied by the number of stock options exercised.

Taxation at Sale

Exercise and Hold and Subsequent Sale of Shares. When you subsequently sell the shares acquired at exercise, you may be subject to capital gains tax. The taxable amount will be the difference (or spread) between the sale price and the fair market value of the shares at exercise, multiplied by the number of shares sold, less certain fees (e.g., transaction fees). You will be personally responsible for reporting any taxable income arising upon the sale or disposition of the shares on your personal self-assessment tax return and paying the applicable taxes directly to HM Revenue and Customs. The Company and/or your employing company has no responsibility in respect of your capital gains tax liabilities

A flat capital gains tax (“CGT”) rate of 18% now applies to all gains from the sale of shares after 5 April 2008. However, you will only be subject to CGT in any tax year if your capital gain exceeds your annual personal exemption (£10,100 for the tax year 6 April 2009 to 5 April 2010).

If you acquire shares, you may need to take into account the share-identification rules in calculating your capital gains tax liability. Please consult your personal tax advisor to determine how the share identification rules apply in your particular situation.

WITHHOLDING AND REPORTING

Your employer is required to calculate income tax and NICs and pay these amounts to Her Majesty’s Revenue & Customs (“HMRC”) when you exercise the new options. Your employer will withhold any applicable income tax and NICs under the Pay As You Earn system or by any other means set forth in your stock option grant acknowledgement.

Your employer is also required to report the grant and exercise of the new options, the acquisition of shares and the tax withheld on its annual returns filed with HMRC (which includes the Form 42 return).

In addition to your employer’s reporting obligations, you are responsible for reporting any income resulting from the exercise of the new options and the sale of your shares on your annual tax return. You are also responsible for paying any tax resulting from the sale of your shares. In order for the shares to be delivered to you when you exercise the new options, you must make arrangements satisfactory to the Company for the payment of all income tax and employee NICs.

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